Exhibit 4.17

Execution Version

LENNAR CORPORATION,

as Issuer,

THE GUARANTORS NAMED HEREIN

and

THE BANK OF NEW YORK MELLON,

as Trustee

THIRTEENTH SUPPLEMENTAL INDENTURE

DATED AS OF JANUARY 20, 2017

to

INDENTURE

DATED AS OF DECEMBER 31, 1997

relating to

4.125% Senior Notes Due 2022

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EXHIBITS AND SCHEDULES

EXHIBIT A	FORM OF NOTE	A-1
EXHIBIT B	FORM OF GUARANTEE	B-1
SCHEDULE I	GUARANTORS	I-1

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THIRTEENTH SUPPLEMENTAL INDENTURE, dated as of January 20, 2017 (the “Supplemental Indenture”), to Indenture, dated as of December 31, 1997, among Lennar Corporation (the “Company”), a Delaware corporation having its principal office at 700 N.W. 107th Avenue, Miami, Florida 33172, each of the Guarantors named herein, and The Bank of New York Mellon, a New York banking corporation which has its principal corporate trust office at 101 Barclay Street, New York, NY 10286, as successor Trustee (the “Trustee”).

RECITALS OF THE COMPANY

WHEREAS, the Company has heretofore executed and delivered to The First National Bank of Chicago, N.A., as trustee, an Indenture, dated as of December 31, 1997 (the “Indenture”), providing for the issuance from time to time of its notes and other evidences of unsecured indebtedness, to be issued in one or more series as therein provided (“Securities”);

WHEREAS, Bank One Trust Company, N.A. succeeded to the rights and obligations of The First National Bank of Chicago, N.A. under the Indenture;

WHEREAS, J.P. Morgan Trust Company, N.A. succeeded to the rights and obligations of Bank One Trust Company, N.A. under the Indenture;

WHEREAS, The Bank of New York Mellon Trust Company, N.A. succeeded to the rights and obligations of J.P. Morgan Trust Company, N.A. under the Indenture;

WHEREAS, The Bank of New York Mellon succeeded to the rights and obligations of The Bank of New York Mellon Trust Company, N.A. under the Indenture and, as a result of such succession, The Bank of New York Mellon is currently acting as the Trustee under the Indenture and this Supplemental Indenture;

WHEREAS, Section 2.02 of the Indenture provides that the Company and the Trustee, at any time and from time to time, may enter into an indenture which supplements the Indenture to establish the terms of Securities of any series;

WHEREAS, the Company has duly authorized the creation of an issue of Securities to be known as the 4.125% Senior Notes due 2022 (the “Notes”) and to be guaranteed by the Guarantors, and to provide therefor the Company and the Guarantors have duly authorized the execution and delivery of this Supplemental Indenture; and

WHEREAS, all things necessary to make the Notes, when executed by the Company and authenticated and delivered hereunder, the valid obligations of the Company, and to make this Supplemental Indenture a valid agreement of the Company and the Guarantors, in accordance with their and its terms, have been done.

NOW, THEREFORE, THIS THIRTEENTH SUPPLEMENTAL INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Notes by the Holders thereof, each party agrees for the benefit of each other party and for the equal and ratable benefit of the Holders of the Notes, as follows:

ARTICLE ONE

DEFINITIONS

SECTION 1.01. Definitions. Capitalized terms used but not defined in this Supplemental Indenture shall have the meanings ascribed to them in the Indenture. In the case of capitalized terms defined in this Supplemental Indenture that are also defined in the Indenture, the meanings ascribed to such terms in this Supplemental Indenture shall apply with respect to the Notes.

For purposes of this Supplemental Indenture, the following terms have the meanings ascribed to them as follows:

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent” means any Registrar, Paying Agent or co-Registrar.

“Agent Members” has the meaning provided in Section 2.07(2).

“Bankruptcy Law” means Title 11 of the United States Code or any similar United States Federal or State law for the relief of debtors.

“Board of Directors” means the Board of Directors of the Company.

“Business Day” means each Monday, Tuesday, Wednesday, Thursday or Friday which is not a Legal Holiday in New York, New York.

“Capital Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of or in such Person’s capital stock or other equity interests, and options, rights or warrants to purchase such capital stock or other equity interests, whether now outstanding or issued after the Issue Date.

“Change of Control Offer” has the meaning provided in Section 4.09(1).

“Change of Control Payment” has the meaning provided in Section 4.09(1).

“Change of Control Payment Date” has the meaning provided in Section 4.09(1).

“Class A Common Stock” shall mean the Company’s Class A common stock, par value $.10 per share.

“Comparable Treasury Issue” means the United States Treasury security selected by the Reference Treasury Dealer as having a maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes.

“Comparable Treasury Price” means, with respect to any Redemption Date, (i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third Business Day preceding such Redemption Date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated “Composite 3:30 p.m. Quotations for U.S. Government Securities,” or (ii) if such release (or any successor release) is not published or does not contain such prices on such Business Day, (A) the average of the Reference Treasury Dealer Quotations for such date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (B) if the Quotation Agent obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations.

“Consolidated Net Tangible Assets” means the total amount of assets which would be included on a consolidated balance sheet of the Company and the Restricted Subsidiaries under GAAP (less applicable reserves and other properly deductible items) after deducting therefrom:

(1) all short-term liabilities, i.e., liabilities payable by their terms less than one year from the date of determination and not renewable or extendable at the option of the obligor for a period ending more than one year after such date, and liabilities in respect of retiree benefits other than pensions for which the Restricted Subsidiaries are required to accrue pursuant to ASC No. 715;

(2) investments in Subsidiaries that are not Restricted Subsidiaries; and

(3) all assets reflected on the Company’s balance sheet as the carrying value of goodwill, trade names, trademarks, patents, unamortized debt discount, unamortized expense incurred in the issuance of debt and other intangible assets.

“Corporate Trust Office” means the principal office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at 101 Barclay Street, New York, NY 10286, Attention: Corporate Trust Administration, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company).

“Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

“Default Interest Payment Date” has the meaning provided in Section 2.03.

“Depositary” means The Depository Trust Company, its nominees and successors.

“Event of Default” has the meaning provided in Section 5.01.

“Funded Debt” of any Person means all Indebtedness for borrowed money created, incurred, assumed or guaranteed in any manner by such Person, and all Indebtedness, contingent or otherwise, incurred or assumed by such Person in connection with the acquisition of any business, property or asset, which in each case matures more than one year after, or which by its terms is renewable or extendible or payable out of the proceeds of similar Indebtedness incurred pursuant to the terms of any revolving credit agreement or any similar agreement at the option of such Person for a period ending more than one year after the date as of which Funded Debt is being determined; provided, that, Funded Debt shall not include (i) any Indebtedness for the payment, redemption or satisfaction of which money (or evidences of indebtedness, if permitted under the instrument creating or evidencing such indebtedness) in the necessary amount shall have been irrevocably deposited in trust with a trustee or proper depositary either on or before the maturity or redemption date thereof or (ii) any Indebtedness of such Person to any of its subsidiaries or of any subsidiary to such Person or any other subsidiary or (iii) any Indebtedness incurred in connection with the financing of operating, construction or acquisition projects; provided, that, the recourse for such Indebtedness is limited to the assets of such projects.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, as in effect on the Issue Date.

“Global Note” has the meaning provided in Section 2.01(1).

“Guarantee” has the meaning provided in Section 8.01.

“Guarantor” means (a) initially, each of the Guarantors set forth on Schedule I to this Supplemental Indenture, and (b) each of the Company’s Subsidiaries that in the future executes a Guarantee in substantially the form of Exhibit B hereto in which such Subsidiary agrees to be bound by the terms hereof as Guarantor, in each case, subject to release or suspension as provided in Article Eight.

“Holder” means a Person in whose name a Note is registered on the Registrar’s books.

“Indebtedness” means, with respect to the Company or any Subsidiary, and without duplication, (a) the principal of and premium, if any, and interest on, and fees, costs, enforcement expenses, collateral protection expenses and other reimbursement or indemnity obligations in respect to all indebtedness or obligations of the Company or any Subsidiary to any Person, including but not limited to banks and other lending institutions, for money borrowed that is evidenced by a note, bond, debenture, loan agreement, or similar instrument or agreement (including purchase money obligations with original maturities in excess of one year and noncontingent reimbursement obligations in respect of amounts paid under letters of credit); (b) all reimbursement obligations and other liabilities (contingent or otherwise) of the Company or any Subsidiary with respect to letters of credit, bank guarantees or bankers’ acceptances, (c) all obligations and liabilities (contingent or otherwise) in respect of leases of the Company or any Subsidiary required, in conformity with GAAP, to be accounted for as capital lease obligations on the balance sheet of the Company, (d) all obligations of the Company or any Subsidiary

(contingent or otherwise) with respect to an interest rate or other swap, cap or collar agreement or other similar instrument or agreement or foreign currency hedge, exchange, purchase or similar instrument or agreement, (e) all direct or indirect guaranties or similar agreements by the Company or any Subsidiary in respect of, and obligations or liabilities (contingent or otherwise) of the Company or such Subsidiary to purchase or otherwise acquire, or otherwise assure a creditor against loss in respect of, indebtedness, obligations or liabilities of another Person of the kind described in clauses (a) through (d), (f) any indebtedness or other obligations, excluding any operating leases the Company or any Subsidiary is currently (or may become) a party to, described in clauses (a) through (d) secured by any Lien existing on property which is owned or held by the Company or Subsidiary, regardless of whether the indebtedness or other obligation secured thereby shall have been assumed by the Company or such Subsidiary and (g) any and all deferrals, renewals, extensions and refinancing of, or amendments, modifications or supplements to, any indebtedness, obligation or liability of the kind described in clauses (a) through (f).

“Indenture” has the meaning provided in the Recitals.

“Interest Payment Date” means the stated maturity of an installment of interest on the Notes.

“Issue Date” means January 20, 2017.

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions or trust companies are authorized or required by law to remain closed.

“Lien” means any mortgage, pledge, lien, encumbrance, charge or security interest of any kind.

“Maturity Date” means January 15, 2022.

“Net Worth” of any Person means the total consolidated stockholders’ equity of the Person determined in accordance with GAAP.

“Non-Recourse Indebtedness” means any Indebtedness of the Company or any Restricted Subsidiary for which the holder of such Indebtedness has no recourse, directly or indirectly, to the Company or such Restricted Subsidiary for the principal of, premium, if any, and interest on such Indebtedness, and for which the Company or such Restricted Subsidiary is not, directly or indirectly, obligated or otherwise liable for the principal of, premium, if any, and interest on such Indebtedness, except pursuant to mortgages, deeds of trust or other security interests or other recourse, obligations or liabilities, in respect of specific land or other real property interests of the Company or such Restricted Subsidiary securing such Indebtedness; provided, that, recourse, obligations or liabilities solely for indemnities, breaches of warranties or representations contained in such mortgages, deeds of trust or grants of security interests in respect of Indebtedness, will not prevent that Indebtedness from being classified as Non-Recourse Indebtedness.

“Notes” has the meaning provided in the Recitals.

“Obligations” means all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing the Notes.

“Officer” means the Chairman of the Board, any Vice Chairman of the Board, the Chief Executive Officer, the President, any Executive Vice President or Vice President, the Treasurer, the Secretary, the Controller or any Assistant Secretary of a Person.

“Paying Agent” means the office or agency designated by the Company where Notes may be presented for payment.

“Permitted Liens” has the meaning provided in Section 4.06.

“Permitted Sale-Leaseback Transactions” has the meaning provided in Section 4.07.

“Physical Notes” has the meaning provided in Section 2.01(2).

“Primary Treasury Dealer” means a primary U.S. Government securities dealer in the United States.

“Property” of any Person means all types of real, personal, tangible, intangible or mixed property owned by such Person, whether or not included in the most recent consolidated balance sheet of such Person and its Subsidiaries under GAAP.

“Quotation Agent” means any Reference Treasury Dealer appointed by the Company.

“Record Date” means the Record Date specified in the Notes.

“Redemption Date” when used with respect to any Note to be redeemed, means the date fixed for such redemption by or pursuant to this Supplemental Indenture.

“Redemption Price” when used with respect to any Note to be redeemed, means the price at which it is to be redeemed pursuant to this Supplemental Indenture and the Notes. For the avoidance of doubt, the Redemption Price excludes accrued interest to the Redemption Date.

“Reference Treasury Dealer” means (a) each of J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Mizuho Securities USA Inc., Goldman, Sachs & Co. and RBC Capital Markets, LLC and one primary U.S. government securities dealer in New York City (a “Primary Treasury Dealer”) designated by Wells Fargo Securities, LLC (or its affiliate that is a Primary Treasury Dealer); provided, that, if any of the foregoing shall cease to be a Primary Treasury Dealer, the Company will substitute another Primary Treasury Dealer; and (b) any other Primary Treasury Dealer(s) selected by the Company.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Quotation Agent, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Quotation Agent by such Reference Treasury Dealer at 5:00 p.m. on the third Business Day preceding such Redemption Date.

“Remaining Payments” means, with respect to any Note to be redeemed, the remaining payments of interest and the payment of principal (or the portion of the principal) that would have been due with regard to such Note after the actual Redemption Date if such Note had been redeemed on the day that is 90 days before the Maturity Date of the Notes; provided, that, if such Redemption Date is not an Interest Payment Date with respect to such Note, the amount of the next succeeding scheduled interest payment with respect to such Note will be reduced by the amount of interest accrued thereon to such Redemption Date.

“Repurchase Price” means, with respect to any Note to be repurchased, the price at which it is to be repurchased pursuant to Section 4.09 of this Supplemental Indenture.

“Restricted Subsidiary” means (a) all existing wholly-owned Subsidiaries, other than finance company Subsidiaries and any foreign Subsidiaries, and (b) all future wholly-owned Subsidiaries that become Guarantors, in each case, until such time as such Subsidiary is released in accordance with the terms of this Supplemental Indenture.

“Sale-Leaseback Transaction” means a sale or transfer made by the Company or a Restricted Subsidiary of any property which is either (A) a manufacturing facility, office building or warehouse whose book value equals or exceeds 1% of Consolidated Net Tangible Assets as of the date of determination, or (B) another property (not including a model home) which exceeds 5% of Consolidated Net Tangible Assets as of the date of determination, if such sale or transfer is made with the agreement, commitment or intention of leasing such property to the Company or a Restricted Subsidiary.

“Securities” has the meaning provided in the Recitals.

“Significant Subsidiary” means any Subsidiary (a) whose revenues exceed 10% of the Total Consolidated Revenues of the Company, in each case for the most recent Fiscal Year, or (b) whose Net Worth exceeds 10% of the Company’s Total Consolidated Stockholders’ Equity, in each case as of the end of the most recent Fiscal Year.

“Subsidiary” means (i) a corporation or other entity of which a majority in voting power of the stock or other interests is owned by the Company, by a Subsidiary of the Company or by the Company and one or more Subsidiaries of the Company or (ii) a partnership, the sole general partner or partners of which are the Company and/or any Subsidiary and of which the Company or any Subsidiary owns at least 25% in value of the equity.

“Supplemental Indenture” has the meaning provided in the Preamble.

“Total Consolidated Revenues” means, with respect to any date of determination, the Company’s total consolidated revenues as shown on its most recent consolidated statement of operations that is contained or incorporated in the latest annual report on Form 10-K (or equivalent report) or quarterly report on Form 10-Q (or equivalent report) filed with the SEC, and is as of a date not more than 181 days prior to the date of determination, in the case of the consolidated statement of operations contained or incorporated in an annual report on Form 10-K, or 135 days prior to the date of determination, in the case of the consolidated condensed statement of operations contained in a quarterly report on Form 10-Q.

“Total Consolidated Stockholders’ Equity” means, with respect to any date of determination, the Company’s total consolidated stockholders’ equity as shown on its most recent consolidated balance sheet that is contained or incorporated in the latest annual report on Form 10-K (or equivalent report) or quarterly report on Form 10-Q (or equivalent report) filed with the SEC, and is as of a date not more than 181 days prior to the date of determination, in the case of the consolidated balance sheet contained or incorporated in an annual report on Form 10-K, or 135 days prior to the date of determination, in the case of the consolidated condensed balance sheet contained in a quarterly report on Form 10-Q.

“Treasury Rate” means, with respect to any Redemption Date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

“Trustee” means the person named as such in this Supplemental Indenture and, subject to the provisions of Article Seven of the Indenture, any successor to that person.

“Trust Officer” means any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, senior associate, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such Person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of the Indenture and this Supplemental Indenture.

“U.S. Government Obligations” means direct obligations of, and obligations guaranteed by, the United States of America for the payment of which the full faith and credit of the United States of America is pledged.

“U.S. Legal Tender” means such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

SECTION 1.02. Additional Rules of Construction. In addition to the rules of construction set forth in Section 1.03 of the Indenture:

(a) “herein,” “hereof” and other words of similar import refer to this Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision;

(b) references in this Supplemental Indenture to section numbers shall be deemed to be references to section numbers of this Supplemental Indenture unless otherwise specified; and

(c) any reference to a statute, law or regulation means that statute, law or regulation as amended and in effect from time to time and includes any successor statute, law or regulation; provided, that, any reference to the Bankruptcy Law shall mean the Bankruptcy Law as applicable to the relevant case.

ARTICLE TWO

THE NOTES

SECTION 2.01. Creation of Series. In accordance with Section 2.01 and Section 2.02 of the Indenture, there is hereby created a series of Securities under the Indenture entitled “4.125% Senior Notes due 2022”.

(1) The Notes shall be issued in the form of one or more permanent global Notes in registered form, substantially in the form set forth in Exhibit A (each, a “Global Note”), deposited with the Trustee, as custodian for the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided and shall bear the legend set forth in Section 2.07(1). The aggregate principal amount of a Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary, as hereinafter provided. The terms and provisions contained in the Notes annexed hereto as Exhibit A shall constitute, and are hereby expressly made, a part of this Supplemental Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby.

(2) Notes issued in exchange for interests in a Global Note pursuant to Section 2.07 may be issued in the form of permanent certificated Notes in registered form in substantially the form set forth in Exhibit A (the “Physical Notes”).

(3) Subject to Section 2.02 of the Indenture and applicable law, the aggregate principal amount of the Notes which may be authenticated and delivered on the Issue Date shall not exceed $600,000,000; provided, that, the Company may, without the consent of the Holders, issue additional Notes under this Supplemental Indenture at any time hereafter and may issue Securities of any other series under the Indenture at any time hereafter. The Trustee shall authenticate all Notes from time to time upon a written order of the Company in the form of an Officers’ Certificate. Each such written order shall specify the amount of the Notes to be authenticated and the date on which the Notes are to be authenticated, whether the Notes are to be Physical Notes and such other information as the Trustee may reasonably request.

(4) The aggregate principal amount of the Notes shall be payable on the Maturity Date unless earlier repaid in accordance with this Supplemental Indenture.

(5) Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the Issue Date. The Company shall pay interest semi-annually in arrears on each Interest Payment Date, commencing on July 15, 2017. Interest shall be computed on the basis of a 360-day year of twelve 30-day months and, in the case of a partial month, the actual number of days elapsed.

(6) All amounts payable in connection with the Notes shall be denominated and payable in the lawful currency of the United States.

(7) The Notes shall be payable, and may be presented for registration of transfer and exchange, without service charge, at the office of the Company maintained for such purpose in New York, New York, which shall initially be the office or agency of the Trustee.

(8) The Notes shall not be convertible into any class of capital stock of the Company.

(9) In the event that Notes are authenticated and delivered subsequent to the date hereof pursuant to Section 2.01(3) hereof, the Company shall obtain the same “CUSIP” number for such Notes as is printed on the Notes outstanding at such time.

(10) Notwithstanding the foregoing, all Notes issued under this Supplemental Indenture shall vote and consent together on all matters (as to which any of such Notes may vote or consent) as the same series and no Notes issued subsequent to the date hereof will have the right to vote or consent as a separate series on any matter.

(11) If, on a Redemption Date, a Change of Control Payment Date or the Maturity Date, the Paying Agent holds U.S. Legal Tender or U.S. Government Obligations sufficient to pay all of the principal, premium, if any, and interest due on the Notes payable on that date and is not prohibited from paying such money to the Holders pursuant to the terms of the Indenture and this Supplemental Indenture, then on and after that date such Notes shall be deemed not to be outstanding and interest on them shall cease to accrue.

(12) The terms of this Section 2.01(12) will govern with respect to the Notes in lieu of Section 2.04 of the Indenture. An Officer will sign the Notes for the Company by manual or facsimile signature. If an Officer whose signature is on a Note no longer holds office at the time the Trustee authenticates such Note, such Note will nevertheless be valid. A Note will not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on such Note. The signature will be conclusive evidence that such Note has been authenticated under the Indenture and this Supplemental Indenture.

SECTION 2.02. Optional Redemption by the Company.

(1) Right to Redeem; Notice to Trustee. The Company, at its option, may redeem the Notes in accordance with the provisions of paragraphs 5 and 6 of the Notes. If the Company elects to redeem Notes pursuant to paragraph 5 of the Notes, it shall notify the Trustee in writing of the Redemption Date, the principal amount of Notes to be redeemed and the Redemption Price that would be in effect if such Notes were being redeemed on the date of the notice. The Company shall give the notice to the Trustee provided for in this Section 2.02(1) at least 45 days but not more than 90 days before the Redemption Date (unless a shorter notice shall be satisfactory to the Trustee).

(2) Notice of Redemption. At least 30 days but not more than 60 days before a Redemption Date, the Company shall send or cause to be sent a notice of redemption to the Trustee and to each Holder of Notes to be redeemed at such Holder’s address as it appears on the Note register. The notice shall identify the Notes to be redeemed and shall state:

(a) the Redemption Date;

(b) the Redemption Price that would be in effect if such Notes were being redeemed on the date of the notice;

(c) the name and address of the Paying Agent;

(d) that Notes called for redemption must be presented and surrendered to the Paying Agent to collect the Redemption Price and any accrued interest;

(e) that interest on Notes called for redemption shall cease to accrue on and after the Redemption Date and, unless the Company defaults in making the redemption payment, the only remaining right of the Holder shall be to receive payment of the Redemption Price upon presentation and surrender to the Paying Agent of the Notes;

(f) if fewer than all the outstanding Notes are to be redeemed, the certificate number (if any) and principal amounts of the particular Notes to be redeemed; and

(g) the CUSIP number or numbers for the Notes called for redemption.

At the Company’s request, delivered at least 5 Business Days prior to the date such notice is to be given (unless a shorter period shall be acceptable to the Trustee), the Trustee shall give the notice of redemption in the Company’s name and at the Company’s expense. In such event, the Company will provide the Trustee with the notice to be delivered to the Holders, which shall contain the information required by clauses (a) through (g).

(3) Effect of Notice of Redemption. Once notice of redemption is given, Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price stated in the notice. Upon presentation and surrender to the Paying Agent, Notes called for redemption shall be paid at the Redemption Price, together with any accrued interest.

(4) Sinking Fund. There shall be no sinking fund provided for the Notes.

SECTION 2.03. Defaulted Interest. The Company shall pay from time to time on demand (i) interest on overdue principal and (ii) to the extent lawful, interest on overdue installments of interest (without regard to any applicable grace periods), in each case, at the rate of interest borne by the Notes, plus 1% per annum from and including the relevant payment date to but excluding the date on which such defaulted amounts shall have been paid by the Company. All such interest will be computed on the basis of a 360-day year comprised of twelve 30-day months, and, in the case of a partial month, the actual number of days elapsed.

If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest, plus (to the extent lawful) any interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, which special record date shall be the fifteenth day next preceding the date fixed by the Company for the payment of defaulted interest or the next succeeding Business Day if such date is not a Business Day. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment (a “Default Interest Payment Date”), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such defaulted interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such defaulted interest as provided in this Section; provided, that, in no event shall the Company deposit monies proposed to be paid in respect of defaulted interest later than 11:00 a.m. New York City time on the proposed Default Interest Payment Date. At least 15 days before the subsequent special record date, the Company shall send (or cause to be sent) to each Holder, as of a recent date selected by the Company, with a copy to the Trustee at least 20 days prior to such special record date, a notice that states the subsequent special record date, the Default Interest Payment Date and the amount of defaulted interest, and interest payable on such defaulted interest, if any, to be paid. Notwithstanding the foregoing, any interest that is paid prior to the expiration of the 30-day period set forth in Section 5.01(1) of this Supplemental Indenture shall be paid to Holders as of the regular record date for the Interest Payment Date for which interest has not been paid. Notwithstanding the foregoing, the Company may make payment of any defaulted interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange.

SECTION 2.04. CUSIP Number. In issuing the Notes, the Company may use a “CUSIP” number, and, if so, the Company shall use the CUSIP number in notices of redemption or exchange as a convenience to Holders; provided, that, any such notice may state that no representation is thereby deemed to be made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes. The Company shall promptly notify the Trustee in writing of any change in the CUSIP number.

In the event that the Company shall issue and the Trustee shall authenticate any Notes issued subsequent to the Issue Date, the Company shall use its reasonable efforts to obtain the same CUSIP number for such Notes as is printed on the Notes outstanding at such time and provide written notice to the Trustee to such effect. Notwithstanding the foregoing or any other provision herein to the contrary, all Notes issued under this Supplemental Indenture shall vote and consent together on all matters as one class and no Notes will have the right to vote or consent as a separate class on any matter.

SECTION 2.05. Deposit of Monies. Prior to 11:00 a.m. New York City time on each Interest Payment Date, Maturity Date, Change of Control Payment Date or Redemption Date, the Company shall have deposited with the Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such Interest Payment Date, Maturity Date, Change of Control Payment Date or Redemption Date, as the case may be, in a timely manner which permits the Paying Agent to remit payment to the Holders on such Interest Payment Date, Maturity Date, Change of Control Payment Date or Redemption Date, as the case may be.

SECTION 2.06. Transfer and Exchange. Subject to Section 2.07, when Notes are presented to the Registrar or a co-Registrar with a request to register the transfer of such Notes or to exchange such Notes for an equal principal amount of Notes of other authorized denominations, the Registrar or co-Registrar shall register the transfer or make the exchange as requested if its requirements for such transaction are met; provided, that, the Notes presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Company, the Trustee and the Registrar or co-Registrar, duly executed by the Holder thereof or such Holder’s attorney duly authorized in writing. To permit registration of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Notes at the Registrar’s or co-Registrar’s request. No service charge shall be made for any registration of transfer or exchange, but the Company and the Trustee may require payment of a sum sufficient to cover any transfer tax, fee or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchanges or transfers pursuant to Section 2.11 of the Indenture or Section 2.02 hereof, in which event the Company shall be responsible for the payment of such taxes or charges).

The Registrar or co-Registrar shall not be required to register the transfer of or exchange of any Note (i) during a period beginning at the opening of business 15 days before the sending of a notice of redemption of Notes and ending at the close of business on the day such notice is sent and (ii) selected for redemption in whole or in part pursuant to Section 2.02, except the unredeemed portion of any Note being redeemed in part.

Any holder of a beneficial interest in a Global Note shall, by acceptance of such beneficial interest, agree that transfers of beneficial interests in such Global Note may be effected only through a book-entry system maintained by the Holder of such Global Note (or its agent), and that ownership of a beneficial interest in the Note must be reflected in such book-entry system.

The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed hereunder, under the Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Agent Members or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Supplemental Indenture and the Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

SECTION 2.07. Book-Entry Provisions for Global Notes.

(1) The Global Notes initially shall (a) be registered in the name of the Depositary or the nominee of such Depositary, (b) be delivered to the Trustee as custodian for such Depositary and (c) bear the following legend:

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS GLOBAL NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY, OR BY ANY SUCH NOMINEE OF THE DEPOSITARY, OR BY THE DEPOSITARY OR NOMINEE OF SUCH SUCCESSOR DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR

REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. REPRESENTATIVE OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE.

(2) Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under the Indenture or this Supplemental Indenture with respect to any Global Note held on their behalf by the Depositary, or the Trustee as its custodian, or under the Global Notes, and the Depositary may be treated by the Company, the Trustee and any Agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any Agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

(3) Transfers of a Global Note shall be limited to transfers in whole, but not in part, to the Depositary, its successors or their respective nominees. Interests of beneficial owners in a Global Note may be transferred or exchanged for Physical Notes in accordance with the rules and procedures of the Depositary; provided, that, Physical Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in a Global Note if (i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for the Global Notes and a successor depositary is not appointed by the Company within 90 days of such notice, (ii) the Company discontinues the use of the system of book-entry transfer through the Depositary or any successor thereto or (iii) an Event of Default has occurred and is continuing and the Registrar has received a written request from the Depositary to issue Physical Notes.

(4) In connection with any transfer or exchange of a portion of the beneficial interest in a Global Note to beneficial owners pursuant to Section 2.07(3), the Registrar shall (if one or more Physical Notes are to be issued) reflect on its books and records the date and a decrease in the principal amount of such Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and the Company shall execute and the Trustee, upon receipt of a written order from the Company, shall authenticate and deliver, one or more Physical Notes of like tenor and amount.

(5) In connection with the transfer of an entire Global Note to beneficial owners pursuant to Section 2.07(3), such Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute and the Trustee, upon receipt of a written order from the Company, shall authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in the Global Note, an equal aggregate principal amount of Physical Notes of authorized denominations.

(6) The Holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under the Indenture, this Supplemental Indenture or the Notes.

(7) Neither the Trustee nor any Agent shall have any responsibility for any actions taken or not taken by the Depositary.

SECTION 2.08. Denominations. The Notes shall be issued in minimum denominations of $2,000 and in any integral multiples of $1,000 in excess thereof.

ARTICLE THREE

SUCCESSOR CORPORATION

The terms of this Article Three shall govern with respect to the Notes in lieu of Article Five of the Indenture.

SECTION 3.01. Company May Consolidate, etc., Only on Certain Terms. The Company will not consolidate with or merge into any other corporation or convey, transfer or lease its properties and assets substantially as an entirety to any Person, unless:

(1) the corporation formed by the consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Company substantially as an entirety will be a corporation organized and existing under the laws of the United States of America, a State of the United States of America or the District of Columbia and expressly assumes, by one or more supplemental indentures, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of, premium, if any, and interest, if any, on all the Notes and the performance of every covenant of the Indenture and this Supplemental Indenture to be performed or observed by the Company;

(2) immediately after giving effect to the transaction, no Default or Event of Default will have occurred and be continuing; and

(3) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that the consolidation, merger, conveyance, transfer or lease and the supplemental indenture (or the supplemental indentures together) comply with this Article Three and that all the conditions precedent relating to the transaction set forth in this Section 3.01 have been fulfilled.

SECTION 3.02. Successor Corporation Substituted. Upon any event described in Section 3.01, the successor corporation will succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture and this Supplemental Indenture, and, except in connection with a lease transaction, the predecessor corporation will be relieved of all obligations and covenants under the Indenture and this Supplemental Indenture.

ARTICLE FOUR

ADDITIONAL COVENANTS

SECTION 4.01. Payment of Notes. The Company will promptly pay or cause to be paid the principal of, premium, if any, and interest, if any, on each of the Notes at the places and time and in the manner provided in the Notes and this Supplemental Indenture. An installment of principal, premium or interest will be considered paid on the date it is due if the Trustee or Paying Agent holds on that date in accordance with this Supplemental Indenture money designated for and sufficient to pay the installment then due. The Company will pay or cause to be paid interest on overdue principal at the rate specified in the Notes; it will also pay interest on overdue installments of interest at the same rate, to the extent lawful.

SECTION 4.02. Reporting. The Company will file with the Trustee within 15 days after filing with the SEC, copies of its annual reports and of the information, documents, and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. The Company also will comply with the other provisions of TIA Section 314(a). Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

SECTION 4.03. Corporate Existence. Subject to Article Three of this Supplemental Indenture, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights (charter and statutory) and franchises; provided, that, the Company will not be required to preserve any such right or franchise if the Board of Directors determines that the preservation of the right or franchise is no longer desirable in the conduct of the business of the Company and that its loss will not be disadvantageous in any material respect to the Holders.

SECTION 4.04. Compliance Certificate. The Company will deliver to the Trustee within 120 days after the end of each Fiscal Year of the Company an Officers’ Certificate stating that in the course of the performance by the authorized signers of their duties as Officers of the Company they would normally have knowledge of any Default or Event of Default by the Company and whether or not the authorized signers know of any Default or Event of Default that occurred during the Fiscal Year. If they do, the Officers’ Certificate will describe the Default or Event of Default, its status and what action the Company is taking or proposes to take with respect thereto. The Company also will comply with TIA Section 314(a)(4). For the purposes of this Section 4.04, compliance is determined without regard to any grace period or requirement of notice under the Indenture or this Supplemental Indenture.

SECTION 4.05. Further Instruments and Acts. Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of the Indenture or this Supplemental Indenture.

SECTION 4.06. Limitations on Liens. The Company shall not, nor shall it permit any Restricted Subsidiary to, create, assume, incur or suffer to exist any Lien, upon any of its properties or assets, whether owned on the Issue Date or thereafter acquired, unless (1) if such Lien secures Indebtedness which is pari passu with the Notes, then the Notes are secured by a Lien on the same properties or assets on an equal and ratable basis with the obligation so secured until such time as such obligation is no longer secured by a Lien, (2) if such Lien secures Indebtedness which is subordinated to the Notes, then the Notes are secured by a Lien on the same properties or assets and the Lien securing such Indebtedness is subordinated to the Lien granted to the Holders to the same extent as such Indebtedness is subordinated to the Notes or (3) such Lien is a Permitted Lien (as defined below).

The following Liens constitute “Permitted Liens”:

(1) Liens on property of a Person existing at the time such Person is merged into or consolidated with or otherwise acquired by the Company or any Restricted Subsidiary; provided, that, such Liens were in existence prior to, and were not created in contemplation of, such merger, consolidation or acquisition and do not extend to any assets other than those of the Person merged into or consolidated with the Company or a Restricted Subsidiary;

(2) Liens on property existing at the time of acquisition thereof by the Company or any Restricted Subsidiary; provided, that, such Liens were in existence prior to, and were not created in contemplation of, such acquisition and do not extend to any assets other than the property acquired;

(3) Liens imposed by law such as carriers’, warehouseman’s or mechanics’ Liens, and other Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

(4) Liens incurred in connection with pollution control, industrial revenue, water, sewage or any similar bonds;

(5) Liens securing Indebtedness representing, or incurred to finance, the cost of acquiring, constructing or improving any assets; provided, that, the principal amount of such Indebtedness does not exceed 100% of such cost, including construction charges;

(6) Liens securing Indebtedness (A) between a Restricted Subsidiary and the Company, or (B) between Restricted Subsidiaries;

(7) Liens incurred in the ordinary course of business to secure performance of obligations with respect to statutory or regulatory requirements, performance or return-of-money bonds, surety bonds or other obligations of a like nature, in each case which are not incurred in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of property and which do not in the aggregate impair in any material respect the use of property in the operation of the Company’s business taken as a whole;

(8) pledges or deposits under workmen’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of indebtedness) or leases to which the Company or any Restricted Subsidiary is a party, or deposits to secure public or statutory obligations of the Company or of any Restricted Subsidiary or deposits for the payment of rent, in each case incurred in the ordinary course of business;

(9) Liens granted to any bank or other institution on the payments to be made to such institution by the Company or any Subsidiary pursuant to any interest rate swap or similar agreement or foreign currency hedge, exchange or similar agreement designed to provide protection against fluctuations in interest rates and currency exchange rates, respectively; provided, that, such agreements are entered into in, or are incidental to, the ordinary course of business;

(10) Liens arising solely by virtue of any statutory or common law provision relating to banker’s Liens, rights of set off or similar rights and remedies;

(11) Liens arising from the Uniform Commercial Code financing statements regarding leases;

(12) Liens securing Indebtedness incurred to finance the acquisition, construction, improvement, development or expansion of a property which are given within 180 days of the acquisition, construction, improvement, development or expansion of such property and which are limited to such property;

(13) Liens incurred in connection with Non-Recourse Indebtedness;

(14) Liens existing on the Issue Date;

(15) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided, that, any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;

(16) Liens securing refinancing Indebtedness; provided, that, any such Lien does not extend to or cover any property or assets other than the property or assets securing Indebtedness so refunded, refinanced or extended;

(17) easements, rights-of-way and other similar encumbrances incurred in the ordinary course of business and encumbrances consisting of zoning restrictions, licenses, restrictions on the use of property or minor imperfections in title thereto which, in the aggregate, are not material in amount, and which do not in any case materially detract from the Company’s properties subject thereto; and

(18) any extensions, substitutions, modifications, replacements or renewals of the Permitted Liens described above.

Notwithstanding the foregoing, the Company may, and may permit any Restricted Subsidiary to, create, assume, incur or suffer to exist any Lien upon any of its properties or assets that is not a Permitted Lien without equally and ratably securing the Notes if, at the time the Indebtedness secured by the Lien is incurred, the aggregate amount of all Indebtedness then outstanding secured by such Lien and all other Liens, together with the aggregate net sale proceeds from all Sale-Leaseback Transactions which are not Permitted Sale-Leaseback Transactions, does not exceed 20% of Consolidated Net Tangible Assets; provided, that, Indebtedness secured by Permitted Liens shall not be included in the amount of such secured Indebtedness.

SECTION 4.07. Sale-Leaseback Transactions. The Company shall not, and shall not permit any Restricted Subsidiary to, after the date hereof, enter into any Sale-Leaseback Transaction other than Permitted Sale-Leaseback Transactions (as defined below). The following Sale-Leaseback Transactions constitute “Permitted Sale-Leaseback Transactions”:

(1) a Sale-Leaseback Transaction involving the leasing by the Company or any Restricted Subsidiary of model homes in the Company’s (including its Subsidiaries’) communities;

(2) a Sale-Leaseback Transaction relating to a property entered into within 180 days after (a) the date of acquisition of such property by the Company or a Restricted Subsidiary or (b) the date of the completion of construction or commencement of full operations on such property, whichever is later;

(3) a Sale-Leaseback Transaction where the Company, within 365 days after such Sale-Leaseback Transaction, applies or causes to be applied to (a) the retirement of any Funded Debt of the Company or any Restricted Subsidiary (other than Funded Debt which by its terms or the terms of the instrument by which it was issued is subordinate in right of payment to the Notes) or (b) the purchase by the Company or any Restricted Subsidiary of property substantially similar to the property sold or transferred, in each case, proceeds of the sale of such property, but only to the extent of the amount of proceeds so applied;

(4) a Sale-Leaseback Transaction where the Company or any Restricted Subsidiary would, on the effective date of such sale or transfer, be entitled, pursuant to this Supplemental Indenture, to issue, assume or guarantee Indebtedness secured by a Lien upon the relevant property, at least equal in amount to the then present value (discounted at the actual rate of interest of the Sale-Leaseback Transaction) of the obligation for the net rental payments in respect of such Sale-Leaseback Transaction without equally and ratably securing the Notes;

(5) a Sale-Leaseback Transaction between the Company and any Restricted Subsidiary or among Restricted Subsidiaries; provided, that, the lessor shall be the Company or a Restricted Subsidiary; and

(6) a Sale-Leaseback Transaction which has a lease of no more than three years in length.

Notwithstanding the foregoing, the Company may, and may permit any Restricted Subsidiary to, effect any Sale-Leaseback Transaction involving any real or tangible personal property which is not a Permitted Sale-Leaseback Transaction; provided, that, at the time of the Sale-Leaseback Transaction the aggregate net sales proceeds from all Sale-Leaseback Transactions which are not Permitted Sale-Leaseback Transactions, together with all Indebtedness secured by Liens other than Permitted Liens, does not exceed 20% of Consolidated Net Tangible Assets.

SECTION 4.08. Furnishing Guarantees. The Company shall cause each existing or future wholly-owned Subsidiary (other than its finance company Subsidiaries and any foreign Subsidiaries) that guarantees any of the Company’s Indebtedness or guarantees the obligations of any Subsidiary as a guarantor of the Company’s Indebtedness to become a Guarantor by causing such Subsidiary, as promptly as practicable, but in any event not later than the date on which such Subsidiary becomes a guarantor of any other Indebtedness of the Company or any Subsidiary, to execute and deliver to the Trustee a Guarantee in substantially the form of Exhibit B hereto and the Company shall furnish to the Trustee an Officers’ Certificate stating that all conditions precedent, if any, provided for in the Indenture and this Supplemental Indenture relating to the proposed action have been complied with, and an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with (which counsel, as to factual matters, may rely on an Officers’ Certificate).

SECTION 4.09. Change of Control.

(1) If a Change of Control Triggering Event occurs, unless the Company has exercised its option to redeem the Notes by notifying the Holders to that effect as described in Section 2.02 above, the Company shall make an offer (a “Change of Control Offer”) to each Holder of Notes to repurchase all or any part of that Holder’s Notes on the terms set forth in this Section 4.09; provided, that, the Notes shall be repurchased in multiples of $1,000 and if any Holder elects to have less than all of its Notes repurchased by the Company, the unpurchased portion of the Notes shall be equal to $2,000 or an integral multiple of $1,000 in excess thereof. In a Change of Control Offer, the Company shall offer payment in cash equal to 101% of the aggregate principal amount of the Notes repurchased, plus accrued and unpaid interest, if any, on the Notes repurchased to the date of repurchase (a “Change of Control Payment”). Within 30 days following any Change of Control Triggering Event or, at the Company’s option, prior to any Change of Control, but after public announcement of the transaction that constitutes or may constitute the Change of Control, the Company shall send a notice to Holders, describing the transaction that constitutes or may constitute the Change of Control Triggering Event and offering to repurchase the Notes on the date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date that notice is sent, other than as may be required by law (a “Change of Control Payment Date”). The notice shall, if sent prior to the date of consummation of the Change of Control, state that the Change of Control Offer is conditioned on the Change of Control Triggering Event occurring on or prior to the applicable Change of Control Payment Date.

(2) On each Change of Control Payment Date, the Company shall, to the extent lawful:

(a) accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;

(b) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

(c) deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being repurchased and that all conditions precedent provided for herein to the Change of Control Offer and to the repurchase by the Company of Notes pursuant to the Change of Control Offer have been complied with.

(3) The Company shall not be required to make a Change of Control Offer upon the occurrence of a Change of Control Triggering Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by the Company and the third party repurchases all Notes properly tendered and not withdrawn under its offer. The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any such securities laws or regulations conflict with the Change of Control Offer provisions herein, the Company will comply with those securities laws and regulations and shall not be deemed to have breached its obligations under the Change of Control Offer provisions herein by virtue of any such conflict.

(4) As used herein:

“Change of Control” means the occurrence of any of the following: (a) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the Company’s assets and the assets of its Subsidiaries, taken as a whole, to any person, other than the Company or one of its Subsidiaries; (b) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any person becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the Company’s outstanding Voting Stock or other Voting Stock into which the Company’s Voting Stock is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares; (c) the Company consolidates with, or merges with or into, any person, or any person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the Company’s outstanding Voting Stock or the Voting Stock of such other person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of the Company’s Voting Stock outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving person or any direct or indirect parent company of the surviving person immediately after giving effect to such transaction; (d) the first day on which a majority of the members of the Board of Directors are not Continuing Directors; or (e) the adoption of a plan relating to the Company’s liquidation or dissolution.

Notwithstanding the foregoing, a transaction (or series of related transactions) will not be deemed to involve a Change of Control under clause (b) above if, either:

(i) (A) the Company becomes a direct or indirect wholly-owned Subsidiary of a holding company and (B)(1) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of the Company’s Voting Stock immediately prior to that transaction or (2) the shares of the Company’s Voting Stock outstanding immediately prior to such transaction are converted into or exchanged for, a majority of the Voting Stock of such holding company immediately after giving effect to such transaction; or

(ii) (A) Stuart Miller, together with members of his immediate family, directly or indirectly, becomes the beneficial owner of more than 50%, but less than 66- 2⁄3%, of the Company’s outstanding Voting Stock, measured by voting power rather than number of shares, and (B) immediately after such transaction or transactions, the Class A Common Stock is listed for trading on the New York Stock Exchange or The Nasdaq Global Market.

The term “person,” as used in this definition of Change of Control, has the meaning given thereto in Section 13(d)(3) of the Exchange Act.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Rating Event.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors who (1) was a member of the Board of Directors on the Issue Date or (2) was nominated for election, elected or appointed to the Board of Directors with the approval of a majority of the Continuing Directors who were members of the Board of Directors at the time of the nomination, election or appointment (either by a specific vote or by approval of the Company’s proxy statement in which that member was named as a nominee for election as a director, without objection to the nomination).

“Fitch” means Fitch Inc. and its successors.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s, BBB- (or the equivalent) by S&P and BBB- (or the equivalent) by Fitch, and the equivalent investment grade credit rating from any replacement Rating Agency or Rating Agencies selected by the Company.

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“Rating Agencies” means (1) each of Moody’s, S&P and Fitch; and (2) if any of Moody’s, S&P or Fitch ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons beyond the Company’s control, a “nationally recognized statistical rating organization” as such term is defined in Section 3(a)(62) of the Exchange Act that is selected by the Company (as certified by a resolution of the Board of Directors) as a replacement rating agency for Moody’s, S&P or Fitch, or all of them, as the case may be.

“Rating Event” means the rating on the Notes is lowered by at least two of the three Rating Agencies and the Notes are rated below an Investment Grade Rating by at least two of the three Rating Agencies (and, if there is a split among the three Rating Agencies, by the two Rating Agencies with the lowest ratings), in any case on any day during the period (which period will be extended so long as the rating of the Notes is under publicly announced consideration for a possible downgrade by any of the Rating Agencies) commencing 90 days prior to the earlier of (1) the first public notice of the occurrence of a Change of Control and (2) the first public notice of the Company’s intention to effect a Change of Control and ending 90 days following consummation of such Change of Control.

“S&P” means Standard & Poor’s Rating Services, a Standard & Poor’s Financial Services LLC business, and its successors.

“Voting Stock” means, with respect to any specified “person” (as that term is used in Section 13(d)(3) of the Exchange Act) as of any date, the capital stock of that person that is at the time entitled to vote generally in the election of the board of directors of that person.

ARTICLE FIVE

DEFAULTS AND REMEDIES

Except as set forth in this Article Five to the contrary, the terms in Article Six of the Indenture shall govern.

SECTION 5.01. Events of Default. Pursuant to Section 2.02(11) of the Indenture, any one of the following events shall constitute an “Event of Default” hereunder and thereunder whenever used with respect to the Notes in this Supplemental Indenture (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(1) a default by the Company in the payment when due of interest on the Notes, which default continues for a period of 30 days;

(2) a default by the Company in the payment when due of the principal or Redemption Price or Repurchase Price due with respect to the Notes;

(3) a default by the Company or any Restricted Subsidiary with respect to its obligation to pay Indebtedness for money borrowed by the Company or a Restricted Subsidiary (other than any Non-Recourse Indebtedness), which default shall have resulted in the acceleration of, or be a failure to pay at final maturity, Indebtedness aggregating more than $50 million, and where such acceleration does not cease to exist, or such Indebtedness is not satisfied, in either case, within 30 days after such acceleration;

(4) a failure to perform any other covenant or warranty of the Company herein or in the Indenture, which continues for 60 days after written notice as provided in the last paragraph of this Section 5.01;

(5) final judgments or orders are rendered against the Company or any Restricted Subsidiary which require the payment by the Company or any Restricted Subsidiary of an amount (to the extent not covered by insurance) in excess of $50 million and such judgments or orders remain unstayed or unsatisfied for more than 60 days and are not being contested in good faith by appropriate proceedings;

(6) the Company or any Significant Subsidiary (or group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary), pursuant to any Bankruptcy Law applicable to the Company or such Significant Subsidiary (or group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary): (a) commences a voluntary case; (b) consents to the entry of an order for relief against it or them in an involuntary case against it or them; (c) consents to the appointment of a Custodian of it or them or for any substantial part of its or their property; or (d) makes a general assignment for the benefit of its or their creditors; or

(7) a court of competent jurisdiction enters an order or decree under any applicable Bankruptcy Law: (a) for relief in an involuntary case against the Company or any Significant Subsidiary (or group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary); (b) appointing a Custodian of the Company or any Significant Subsidiary (or group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary) or for any substantial part of its or their respective property; or (c) ordering the winding up or liquidation of the Company or any Significant Subsidiary (or group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary); and the order or decree remains unstayed and in effect for 90 days.

A Default under clause (4) of this Section 5.01 is not an Event of Default until the Holders of at least 25% in principal amount of the then outstanding Notes with regard to which the Company has failed to comply with a covenant or agreement notify the Company and the Trustee of the Default and the Company does not cure the Default within 60 days after the giving of the notice. The notice must specify the Default, demand that it be remedied and state that the notice is a “Notice of Default.” The Company will deliver to the Trustee, within 20 days after it occurs, written notice in the form of an Officers’ Certificate of any event of which the Company is aware which with the giving of notice and the lapse of time would become an Event of Default under clause (4), its status and what action the Company is taking or proposes to take with respect to it.

SECTION 5.02. Acceleration of Maturity; Rescission and Annulment. If an Event of Default occurs and is continuing, unless the principal of the Notes has already become due and payable, the Trustee by notice to the Company, or the Holders of not less than 25% in aggregate principal amount of the Notes then outstanding by notice to the Company and the Trustee, may declare the outstanding principal of the Notes and any accrued and unpaid interest through the date of such declaration on all of the Notes to be immediately due and payable. Upon such a declaration, such outstanding principal amount and accrued and unpaid interest, if any, shall be due and payable immediately. If an Event of Default specified in Section 5.01(6) or Section 5.01(7)

of this Supplemental Indenture occurs and is continuing, the outstanding principal amount of the Notes shall automatically become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. The Holders of a majority in aggregate principal amount of the Notes then outstanding, on behalf of the Holders of all of the Notes, by notice to the Company and the Trustee (and without notice to any other Holder), may rescind any acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of the outstanding principal amount of any of the Notes that has become due solely as a result of acceleration and if all amounts due to the Trustee under Section 7.07 of the Indenture have been paid. No such rescission shall affect any subsequent Default or Event of Default or impair any right consequent thereto.

In case the Trustee shall have proceeded to enforce any right under this Supplemental Indenture and such proceedings shall have been discontinued or abandoned because of such waiver or rescission and annulment or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Company, the Holders of Notes, and the Trustee shall be restored respectively to their several positions and rights hereunder and all rights, remedies and powers of the Company, the Holders of Notes, and the Trustee shall continue as though no such proceeding had been taken.

The Trustee shall within 90 days after a Trust Officer has actual knowledge of the occurrence of a Default or any Event of Default, send to all Holders, as the names and addresses of such Holders appear upon the Note register, notice of all Defaults or Events of Default actually known to a Trust Officer, unless such Default or Event of Default is cured or waived before the giving of such notice; provided, that, except in the case of default in the payment of the principal, interest, Redemption Price or Repurchase Price, as the case may be, on any of the Notes, the Trustee shall be protected in withholding such notice if and so long as a trust committee of directors and/or officers of the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders; and provided, further, in the case of any Default under Section 5.01(3) of this Supplemental Indenture, no such notice to Holders shall be given until the end of the 30-day grace period referred to therein.

The Holders of a majority in principal amount of the Notes then outstanding shall have the right to direct the time, method and place of conducting any proceedings for any remedy available to the Trustee, subject to the limitations specified in the Indenture and this Supplemental Indenture.

SECTION 5.03. Waiver of Existing Defaults. The Holders of a majority in aggregate principal amount of the Notes then outstanding, on behalf of the Holders of all the Notes, by notice to the Trustee may consent to the waiver of any past Default with regard to the Notes and its consequences except (i) a default in the payment of interest or premium, if any, on, or the principal of, Notes, (ii) a failure to redeem or repurchase any Notes as required under this Supplemental Indenture or (iii) a default in respect of a covenant or a provision that under Section 9.02 of the Indenture or Section 7.02 of this Supplemental Indenture cannot be modified or amended without the consent of the Holders of all Notes then outstanding. The defaults described in clauses (i), (ii) and (iii) in the previous sentence may be waived with the consent of the Holders of all Notes then outstanding. When a Default or Event of Default is waived, it is deemed cured and not continuing, but no waiver will extend to any subsequent or other Default or impair any consequent right. Without limiting the provisions of Section 7.07 of the Indenture, the Trustee shall be compensated by the Company for all costs and expenses incurred by it in connection with any action taken by it pursuant to this Section 5.03.

SECTION 5.04. Limitation on Suits. Pursuant to Section 2.02(11) of the Indenture, no Holders of the Notes may pursue a remedy with respect to the Indenture or the Notes unless:

(1) such Holder gives to the Trustee written notice stating that an Event of Default as to the Notes is continuing;

(2) the Holders of at least a majority in principal amount of the Notes then outstanding make a written request to the Trustee to pursue the remedy;

(3) such Holder or Holders offer to the Trustee reasonable security or indemnity satisfactory to the Trustee against any loss, liability or expense;

(4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity, and the Event of Default has not been waived; and

(5) the Trustee has received no contrary direction from the Holders of a majority in principal amount of the Notes then outstanding during such 60-day period.

No holder of the Notes may use the Indenture to prejudice the rights of another Holder of the Notes or to obtain a preference or priority over another Holder of the Notes.

ARTICLE SIX

DISCHARGE OF SUPPLEMENTAL INDENTURE

Except as set forth in this Article Six to the contrary, the terms in Article Eight of the Indenture shall govern.

SECTION 6.01. Discharge of Supplemental Indenture. When (1) the Company shall deliver to the Trustee for cancellation all Notes theretofore authenticated (other than any Notes which have been destroyed, lost or stolen and in lieu of or in substitution for which other Notes shall have been authenticated and delivered) and not theretofore canceled, or (2) all the Notes not theretofore canceled or delivered to the Trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year, whether at stated maturity or upon redemption and the Company shall deposit with the Trustee, in trust, monies and/or U.S. Government Obligations sufficient to pay at the Maturity Date or Redemption Date, as applicable, all sums which will become due with regard to all Notes theretofore authenticated (other than any Notes which shall have been mutilated, destroyed, lost or stolen and in lieu of or in substitution for which other Notes shall have been authenticated and delivered) and not theretofore canceled or delivered to the Trustee for cancellation, including the principal amount and interest accrued to the Maturity Date or Redemption Date, as applicable, and if the Company shall also pay or cause to be paid all other sums payable hereunder by the Company, then the Indenture and this Supplemental Indenture shall cease to be of further effect with respect to the

Notes (except as to (i) remaining rights of registration of transfer, substitution and exchange of Notes, (ii) rights hereunder of Holders to receive payments of the principal amount, including interest due with respect to the Notes and the other rights, duties and obligations of Holders, as beneficiaries hereof with respect to the amounts, if any, so deposited with the Trustee and (iii) the rights, obligations and immunities of the Trustee hereunder and under the Indenture with respect to the Notes), and the Trustee, on demand of the Company accompanied by an Officers’ Certificate and an Opinion of Counsel as required by Section 6.05 and at the cost and expense of the Company, shall execute proper instruments acknowledging satisfaction of and discharging the Indenture and this Supplemental Indenture with respect to the Notes; the Company, however, hereby agrees to reimburse the Trustee for any costs or expenses thereafter reasonably and properly incurred by the Trustee, and to compensate the Trustee for any services thereafter reasonably and properly rendered by the Trustee, in connection with the Indenture with respect to the Notes, this Supplemental Indenture or the Notes.

SECTION 6.02. Application of Trust Money. Subject to Section 6.03, the Trustee will hold in trust money or U.S. Government Obligations deposited with it pursuant to Section 6.01. It will apply the deposited money and the money from the U.S. Government Obligations through the Paying Agent and in accordance with this Supplemental Indenture to the payment of principal of, premium, if any, and interest, if any, on the Notes with regard to which the money or U.S. Government Obligations were deposited. The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 6.01 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Notes.

SECTION 6.03. Repayment to the Company. The Trustee and the Paying Agent will promptly pay to the Company upon request any excess money or securities held by them at any time. The Trustee and the Paying Agent will pay to the Company upon request any money held by them for the payment of principal, premium or interest that remains unclaimed for two years. After such payment, all liability of the Trustee and the Paying Agent with respect to that money will cease.

SECTION 6.04. Reinstatement. If the Trustee or the Paying Agent is unable to apply any money in accordance with Section 6.02 by reason of any order or judgment of any court of governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under the Indenture and this Supplemental Indenture shall be revived and reinstated with respect to the Notes as though no deposit had occurred pursuant to Section 6.01 until such time as the Trustee or the Paying Agent is permitted to apply all such money in accordance with Section 6.02; provided, that, if the Company makes any payment of principal amount or Redemption Price or Repurchase Price of or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

SECTION 6.05. Officers’ Certificate; Opinion of Counsel. Upon any application or demand by the Company to the Trustee to take any action under Section 6.01, the Company shall furnish to the Trustee an Officers’ Certificate stating that all conditions precedent, if any, provided for in the Indenture and this Supplemental Indenture relating to the proposed action have been complied with, and an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with (which counsel, as to factual matters, may rely on an Officers’ Certificate).

Each such Officers’ Certificate and Opinion of Counsel provided for in this Supplemental Indenture and delivered to the Trustee with respect to compliance with a condition or covenant pursuant to the previous paragraph shall comply with the provisions of Section 12.05 of the Indenture.

ARTICLE SEVEN

SUPPLEMENTAL INDENTURES

Except as set forth in this Article Seven to the contrary, the terms in Article Nine of the Indenture shall govern.

SECTION 7.01. Without Consent of Holders. In addition to those matters described in Section 9.01 of the Indenture which permit the Company and the Trustee to amend or supplement the Indenture or the Notes without the consent of the Holders, the Company and the Trustee may amend or supplement the Indenture, this Supplemental Indenture or the Notes without the consent of the Holders:

(1) to cure any ambiguity, defect or inconsistency that does not adversely affect the rights of any Holder,

(2) to make any change that does not adversely affect the rights of any Holder,

(3) to add to the covenants of the Company further covenants, restrictions or conditions that the Board of Directors shall consider to be for the benefit of the Holders of Notes, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions or conditions a Default or an Event of Default permitting the enforcement of all or any of the several remedies provided in this Supplemental Indenture;

(4) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Notes;

(5) to modify, eliminate or add to the provisions of this Supplemental Indenture to such extent as shall be necessary for this Supplemental Indenture to comply with the TIA, or under any similar federal statute hereafter enacted; or

(6) to conform the text of the Indenture, the Notes or any Guarantee of the Notes to any corresponding provisions of the “Description of Debt Securities” or “Description of Notes” or similar provisions in any prospectus or prospectus supplement filed with the Securities and Exchange Commission in respect of the Notes, including the Prospectus dated October 3, 2014 and the Prospectus Supplement dated January 5, 2017.

SECTION 7.02. With Consent of Holders. In addition to those matters described in Section 9.02 of the Indenture which require the consent of the Holder so affected to amend,

supplement or waive any provision of the Indenture or this Supplemental Indenture, without the consent of each Holder so affected, no amendment, supplement or waiver (including a waiver pursuant to Section 5.03) may:

(1) extend the fixed maturity of any Note or any installment of interest thereon, reduce the principal amount, interest rate, Redemption Price, Repurchase Price or amount due upon acceleration, impair the right of a Holder to institute suit for the payment thereof or change the currency in which the Notes are payable,

(2) reduce the percentage of Notes the Holders of which are required to consent to an amendment, supplement or waiver,

(3) release any Guarantor except as provided in Article Eight hereof, or

(4) make any change in Section 5.02, Section 5.03 or this Section 7.02.

ARTICLE EIGHT

GUARANTEE OF NOTES

SECTION 8.01. Unconditional Guarantee. Except as provided in Section 8.02 or Section 8.04, each Guarantor hereby jointly and severally, unconditionally and irrevocably guarantees (such guarantee to be referred to herein as a “Guarantee”) to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, that: (a) all amounts due with respect to the Notes shall be duly and punctually paid in full when due, whether at maturity, by acceleration or otherwise, and interest on the overdue principal and (to the extent permitted by law) interest, if any, on the Notes and all other obligations of the Company or the Guarantors to the Holders or the Trustee hereunder, thereunder or under the Indenture and all other obligations shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed, or failing performance of any other obligation of the Company to the Holders under this Supplemental Indenture or under the Notes or the Indenture, for whatever reason, each Guarantor shall be obligated to pay, or to perform or cause the performance of, the same immediately. An Event of Default under this Supplemental Indenture or the Notes shall constitute an event of default under each Guarantee, and shall entitle the Holders of Notes to accelerate the obligations of the Guarantors hereunder in the same manner and to the same extent as the obligations of the Company.

Each of the Guarantors hereby agrees that, subject to Section 8.02 and Section 8.04, its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes, this Supplemental Indenture or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, any release of any other Guarantor, the recovery of any judgment against the Company, any action to enforce the same, whether or not a Guarantee is affixed to any particular Note, or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each of the Guarantors hereby waives the benefit of diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that its Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes, this Supplemental Indenture, the Indenture and its Guarantee. Each Guarantee is a guarantee of payment and not of collection. Each Guarantor further agrees that, as between it, on the one hand, and the Holders of Notes and the Trustee, on the other hand, (a) subject to this Article Eight, the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Five hereof for the purposes of each Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (b) in the event of any acceleration of such obligations as provided in Article Five hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of each Guarantee.

No director, officer, employee, incorporator, stockholder or partner, as such, past, present or future, of any Guarantor, as such, shall have any personal liability under any Guarantee by reason of his, her or its status as such director, officer, employee, incorporator, stockholder or partner.

Each Guarantor that makes a payment or distribution under its Guarantee shall be entitled to a contribution from each other Guarantor in an amount pro rata, based on the net assets of each Guarantor, determined in accordance with GAAP.

SECTION 8.02. Limitations on Guarantees; Release or Suspension of Particular Guarantors’ Obligations. The obligations of each Guarantor under its Guarantee will be limited to the maximum amount which, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantors in respect of the obligations of such other Guarantors under their respective Guarantees or pursuant to their contribution obligations under this Supplemental Indenture, will result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law.

Additionally, if any Guarantor is released from its Guarantee (rather than a suspension of its Guarantee) of the outstanding Indebtedness of the Company or the obligations of any Restricted Subsidiary as a guarantor of the Company’s Indebtedness, such Guarantor shall be automatically released from its obligations as Guarantor, and from and after such date, such Guarantor shall cease to constitute a Guarantor and a Restricted Subsidiary.

The obligations of a Guarantor will be automatically suspended, and such Guarantor shall not constitute a guarantor (but will remain a Restricted Subsidiary) and shall not have any obligations with regard to the Notes, during any period when the principal amount of the Company’s obligations and any Subsidiary’s obligations as a guarantor of the Company’s obligations (without duplication), in each case other than the Notes and other Indebtedness containing provisions similar to this, that the Guarantor is guaranteeing total less than $75 million.

SECTION 8.03. Execution and Delivery of Guarantee. To further evidence the Guarantee set forth in Section 8.01, each Guarantor hereby agrees to execute and deliver to the Trustee a Guarantee in substantially the form of Exhibit B hereto. Such Guarantee shall be executed on behalf of each Guarantor by either manual or facsimile signature of an officer or agent of each Guarantor, each of whom, in each case, shall have been duly authorized to so execute by all requisite corporate action. The validity and enforceability of any Guarantee shall not be affected by the fact that it is not affixed to any Note or Notes.

If an officer or agent of a Guarantor whose signature is on this Supplemental Indenture or a Guarantee no longer holds that office at the time the Trustee authenticates a Note to which such Guarantee relates or at any time thereafter, such Guarantor’s Guarantee of such Note shall be valid nevertheless.

The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of any Guarantee set forth in this Supplemental Indenture on behalf of each Guarantor.

SECTION 8.04. Release of a Guarantor due to Extraordinary Events. If no Default exists or would exist under the Indenture and this Supplemental Indenture, upon the sale or disposition of all or substantially all of the assets of a Guarantor, or all of the Capital Stock of a Guarantor (including by consolidation, merger, issuance or otherwise), by the Company or a Subsidiary of the Company, or upon the consolidation or merger of a Guarantor with or into any Person (in each case, other than to the Company or an Affiliate of the Company or a Subsidiary), or if any Guarantor is dissolved or liquidated, such Guarantor and each Subsidiary of such Guarantor that is also a Guarantor, or the Person acquiring such assets (in the event of a sale or other disposition of all or substantially all of the assets of such Guarantor), shall be deemed automatically and unconditionally released and discharged from all of its obligations under this Article Eight without any further action required on the part of the Trustee or any Holder.

Upon delivery by the Company to the Trustee of an Officers’ Certificate and an Opinion of Counsel, each of which shall comply with the provisions of Section 12.05 of the Indenture, stating that all conditions precedent provided for in the Indenture and this Supplemental Indenture relating to the release of such Guarantor have been complied with (which counsel, as to factual matters, may rely on an Officers’ Certificate), the Trustee shall execute any documents reasonably requested by the Company or a Guarantor in order to evidence the release of such Guarantor from its obligations under its Guarantee of the Notes under this Article Eight.

Nothing contained in the Indenture, this Supplemental Indenture or in any of the Notes shall prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor.

SECTION 8.05. Waiver of Subrogation. Until this Supplemental Indenture is discharged and all of the Notes are discharged and paid in full, each Guarantor hereby irrevocably waives and agrees not to exercise any claim or other rights which it may now or hereafter acquire against the Company that arise from the existence, payment, performance or enforcement of the Company’s obligations under the Notes, this Supplemental Indenture or the Indenture and such

Guarantor’s obligations under its Guarantee and this Supplemental Indenture, in any such instance including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, indemnification, and any right to participate in any claim or remedy of the Holders against the Company, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Company, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to any Guarantor in violation of the preceding sentence and any amounts owing to the Trustee or the Holders of Notes under the Notes, this Supplemental Indenture, the Indenture or any other document or instrument delivered under or in connection with such agreements or instruments, shall not have been paid in full, such amount shall have been deemed to have been paid to such Guarantor for the benefit of, and held in trust for the benefit of, the Trustee or the Holders and shall forthwith be paid to the Trustee for the benefit of itself or such Holders to be credited and applied to the obligations in favor of the Trustee or the Holders, as the case may be, whether matured or unmatured, in accordance with the terms of this Supplemental Indenture. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Supplemental Indenture and that the waiver set forth in this Section 8.05 is knowingly made in contemplation of such benefits.

SECTION 8.06. No Set-Off. Each payment to be made by a Guarantor hereunder in respect of the Obligations shall be payable in the currency or currencies in which such Obligations are denominated, and shall be made without set-off, counterclaim, reduction or diminution of any kind or nature.

SECTION 8.07. Obligations Absolute. The obligations of each Guarantor hereunder are and shall be absolute and unconditional and any monies or amounts expressed to be owing or payable by each Guarantor hereunder which may not be recoverable from such Guarantor on the basis of a Guarantee shall be recoverable from such Guarantor as a primary obligor and principal debtor in respect thereof.

SECTION 8.08. Obligations Continuing. Except as provided in Section 8.02 or Section 8.04, the obligations of each Guarantor hereunder shall be continuing and shall remain in full force and effect until all the obligations have been paid and satisfied in full. Each Guarantor agrees with the Trustee and the Holders that it will from time to time deliver to the Trustee suitable acknowledgments of its continued liability hereunder and under any other instrument or instruments as will prevent any action brought against it in respect of any default hereunder being barred by any statute of limitations now or hereafter in force and, in the event of the failure of a Guarantor so to do, it hereby irrevocably appoints the Trustee the attorney and agent of such Guarantor to make, execute and deliver such written acknowledgment or acknowledgments or other instruments as may from time to time become necessary or advisable, in the judgment of the Trustee on the advice of counsel, to fully maintain and keep in force the liability of such Guarantor hereunder.

SECTION 8.09. Obligations Not Reduced. Except as otherwise provided in Section 8.02 and Section 8.04, the obligations of each Guarantor hereunder shall not be satisfied, reduced or discharged except solely by the payment of such principal, premium, if any, interest, fees and other monies or amounts as may at any time prior to discharge of this Supplemental Indenture pursuant to Article Six be or become owing or payable under or by virtue of or otherwise in connection with the Notes, this Supplemental Indenture or the Indenture.

SECTION 8.10. Obligations Reinstated. The obligations of each Guarantor hereunder shall continue to be effective or shall be reinstated, as the case may be, if at any time any payment which would otherwise have reduced the obligations of any Guarantor hereunder (whether such payment shall have been made by or on behalf of the Company or by or on behalf of a Guarantor) is rescinded or reclaimed from the Trustee or any of the Holders upon the insolvency, bankruptcy, liquidation or reorganization of the Company or any Guarantor or otherwise, all as though such payment had not been made. If demand for, or acceleration of the time for, payment by the Company is stayed upon the insolvency, bankruptcy, liquidation or reorganization of the Company, all such Indebtedness otherwise subject to demand for payment or acceleration shall nonetheless be payable by each Guarantor as provided herein.

SECTION 8.11. Obligations Not Affected. Except as otherwise provided in Section 8.02 and Section 8.04, the obligations of each Guarantor hereunder shall not be affected, impaired or diminished in any way by any act, omission, matter or thing whatsoever, occurring before, upon or after any demand for payment hereunder (and whether or not known or consented to by any Guarantor or any of the Holders) which, but for this provision, might constitute a whole or partial defense to a claim against any Guarantor hereunder or might operate to release or otherwise exonerate any Guarantor from any of its obligations hereunder or otherwise affect such obligations, whether occasioned by default of any of the Holders or otherwise, including, without limitation:

(1) any limitation of status or power, disability, incapacity or other circumstance relating to the Company or any other Person, including any insolvency, bankruptcy, liquidation, reorganization, readjustment, composition, dissolution, winding up or other proceeding involving or affecting the Company or any other Person;

(2) any irregularity, defect, unenforceability or invalidity in respect of any indebtedness or other obligation of the Company or any other Person under the Indenture, this Supplemental Indenture, the Notes or any other document or instrument;

(3) any failure of the Company, whether or not without fault on its part, to perform or comply with any of the provisions of this Supplemental Indenture, the Notes or the Indenture, or to give notice thereof to a Guarantor;

(4) the taking or enforcing or exercising or the refusal or neglect to take or enforce or exercise any right or remedy from or against the Company or any other Person or their respective assets or the release or discharge of any such right or remedy;

(5) the granting of time, renewals, extensions, compromises, concessions, waivers, releases, discharges and other indulgences to the Company or any other Person;

(6) any change in the time, manner or place of payment of, or in any other term of, any of the Notes, or any other amendment, variation, supplement, replacement or waiver of, or any consent to departure from, any of the Notes, this Supplemental Indenture or the Indenture, including, without limitation, any increase or decrease in any amount due with respect to any of the Notes;

(7) any change in the ownership, control, name, objects, businesses, assets, capital structure or constitution of the Company or a Guarantor;

(8) any merger or amalgamation of the Company or a Guarantor with any Person or Persons;

(9) the occurrence of any change in the laws, rules, regulations or ordinances of any jurisdiction by any present or future action of any governmental authority or court amending, varying, reducing or otherwise affecting, or purporting to amend, vary, reduce or otherwise affect, any of the Obligations or the obligations of a Guarantor under its Guarantee; and

(10) any other circumstance (other than by complete, irrevocable payment) that might otherwise constitute a legal or equitable discharge or defense of the Company under this Supplemental Indenture, the Notes or the Indenture or of a Guarantor in respect of its Guarantee hereunder.

SECTION 8.12. Waiver. Without in any way limiting the provisions of Section 8.01 hereof, each Guarantor hereby waives notice of acceptance hereof, notice of any liability of any Guarantor hereunder, notice or proof of reliance by the Holders upon the obligations of any Guarantor hereunder, and diligence, presentment, demand for payment on the Company, protest, notice of dishonor or non-payment of any of the Obligations, or other notice or formalities to the Company or any Guarantor of any kind whatsoever.

SECTION 8.13. No Obligation to Take Action Against the Company. Neither the Trustee nor any other Person shall have any obligation to enforce or exhaust any rights or remedies or to take any other steps under any security for the Obligations or against the Company or any other Person or any Property of the Company or any other Person before the Trustee is entitled to demand payment and performance by any or all Guarantors of their liabilities and obligations under their Guarantees or under this Supplemental Indenture.

SECTION 8.14. Dealing with the Company and Others. The Holders, without releasing, discharging, limiting or otherwise affecting in whole or in part the obligations and liabilities of any Guarantor hereunder and without the consent of or notice to any Guarantor, may:

(1) grant time, renewals, extensions, compromises, concessions, waivers, releases, discharges and other indulgences to the Company or any other Person;

(2) take or abstain from taking security or collateral from the Company or from perfecting security or collateral of the Company;

(3) release, discharge, compromise, realize, enforce or otherwise deal with or do any act or thing in respect of (with or without consideration) any and all collateral, mortgages or other security given by the Company or any third party with respect to the obligations or matters contemplated by this Supplemental Indenture or the Notes;

(4) accept compromises or arrangements from the Company;

(5) apply all monies at any time received from the Company or from any security upon such part of the Obligations as the Holders may see fit or change any such application in whole or in part from time to time as the Holders may see fit; and

(6) otherwise deal with, or waive or modify their right to deal with, the Company and all other Persons and any security as the Holders or the Trustee may see fit.

SECTION 8.15. Default and Enforcement. If any Guarantor fails to pay in accordance with Section 8.01 hereof, the Trustee may proceed in its name as trustee hereunder in the enforcement of the Guarantee of any such Guarantor and such Guarantor’s obligations thereunder and hereunder by any remedy provided by law, whether by legal proceedings or otherwise, and to recover from such Guarantor the Obligations.

SECTION 8.16. Amendment, etc. No amendment, modification or waiver of any provision of this Supplemental Indenture relating to any Guarantor or consent to any departure by any Guarantor or any other Person from any such provision will in any event be effective or affect the obligations of any other Guarantor unless it is signed by such Guarantor and the Trustee.

SECTION 8.17. Acknowledgment. Each Guarantor hereby acknowledges communication of the terms of this Supplemental Indenture, the Notes and the Indenture and consents to and approves of the same.

SECTION 8.18. Costs and Expenses. Each Guarantor shall pay on demand by the Trustee any and all costs, fees and expenses (including, without limitation, legal fees) incurred by the Trustee, its agents, advisors and counsel or any of the Holders in enforcing any of their rights under any Guarantee.

SECTION 8.19. No Merger or Waiver; Cumulative Remedies. No Guarantee shall operate by way of merger of any of the obligations of a Guarantor under any other agreement, including, without limitation, this Supplemental Indenture. No failure to exercise and no delay in exercising, on the part of the Trustee or the Holders, any right, remedy, power or privilege hereunder or under the Notes, the Indenture or the Guarantees, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or under the Indenture, the Notes or the Guarantees preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges in the Guarantee and under this Supplemental Indenture, the Notes, the Indenture and any other document or instrument between a Guarantor and/or the Company and the Trustee are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

SECTION 8.20. Survival of Obligations. Without prejudice to the survival of any of the other obligations of each Guarantor hereunder, the obligations of each Guarantor under Section 8.01 shall survive until the indefeasible payment in full of the Obligations and shall be enforceable against such Guarantor without regard to and without giving effect to any defense, right of offset or counterclaim available to or which may be asserted by the Company or any Guarantor.

SECTION 8.21. Guarantee in Addition to Other Obligations. The obligations of each Guarantor under its Guarantee and this Supplemental Indenture are in addition to and not in substitution for any other obligations to the Trustee or to any of the Holders in relation to this Supplemental Indenture or the Notes and any guarantees or security at any time held by or for the benefit of any of them.

SECTION 8.22. Severability. Any provision of this Article Eight which is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction unless its removal would substantially defeat the basic intent, spirit and purpose of this Supplemental Indenture and this Article Eight.

SECTION 8.23. Successors and Assigns. Each Guarantee shall be binding upon and inure to the benefit of each Guarantor and the Trustee and the Holders and their respective successors and permitted assigns, except that no Guarantor may assign any of its Obligations hereunder or thereunder.

SECTION 8.24. Acknowledgement under TIA. Each Guarantor acknowledges that, by virtue of its Guarantee, it is becoming an “obligor” on indenture securities under the TIA.

ARTICLE NINE

MISCELLANEOUS

SECTION 9.01. TIA Controls. If any provision hereof limits, qualifies or conflicts with the duties imposed by Sections 310 through 317 of the TIA, the imposed duties shall control.

SECTION 9.02. Conflict with Indenture. To the extent not expressly amended or modified by this Supplemental Indenture, the Indenture shall remain in full force and effect. If any provision of this Supplemental Indenture relating to the Notes is inconsistent with any provision of the Indenture, the provision of this Supplemental Indenture shall control with regard to the Notes.

SECTION 9.03. Notices. Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by facsimile, by telecopier or overnight courier guaranteeing next-day delivery or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

if to the Company or the Guarantors:

Lennar Corporation

700 N.W. 107th Avenue

Miami, Florida 33172

Attention: General Counsel

Facsimile: (305) 229-6650

with a copy to:

Willkie Farr & Gallagher LLP

787 Seventh Avenue

New York, NY 10019

Attention: David K. Boston

Facsimile: (212) 728-8625

if to the Trustee:

The Bank of New York Mellon

101 Barclay Street

New York, NY 10286

Attention: Corporate Trust Administration

Facsimile: (212) 815-5366

Each of the Company, the Guarantors and the Trustee by written notice to the other may designate additional or different addresses for notices to such Person. Any notice or communication to the Company, the Guarantors or the Trustee shall be deemed to have been given or made as of the date so delivered if hand delivered; when answered back, if telexed; when receipt is acknowledged, if faxed; and five (5) calendar days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee).

Any notice or communication mailed to a Holder shall be mailed by first class mail, certified or registered return receipt requested, or by overnight courier guaranteeing next day delivery to its address as it appears on the registration books of the Registrar; provided, that, notices given to Holders holding Notes in book-entry form may be given through the facilities of the Depositary or any successor depository. Any notice or communication shall be mailed to any Person as described in TIA Section 313(c), to the extent required by the TIA.

Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

SECTION 9.04. Electronic Instructions/Directions. The Trustee agrees to accept and act upon instructions or directions pursuant to this Supplemental Indenture sent by unsecured e-mail, facsimile transmission or other similar unsecured electronic methods; provided, that, (a) the party providing such written instructions, subsequent to such transmission of written instructions, shall provide the originally executed instructions or directions to the Trustee in a timely manner, and (b) such originally executed instructions or directions shall be signed by an authorized representative of the party providing such instructions or directions. If a party elects to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction. The party providing electronic instructions agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk or interception and misuse by third parties.

SECTION 9.05. Governing Law. This Supplemental Indenture and the Notes, and any claim, controversy or dispute arising under or related to this Supplemental Indenture or the Notes, shall be governed by and construed in accordance with the laws of the State of New York, including Section 5-1401 of the General Obligations Law of the State of New York, but otherwise without regard to conflict of laws rules that would apply the laws of any other jurisdiction. Each of the parties hereto agrees to submit to the jurisdiction of the courts of the State of New York sitting in the County of New York, or of the United States of America for the Southern District of New York in any action or proceeding arising out of or relating to this Supplemental Indenture or the Notes.

SECTION 9.06. WAIVER OF JURY TRIAL. EACH OF THE COMPANY, THE GUARANTORS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.

SECTION 9.07. Successors. All agreements of the Company in the Indenture, this Supplemental Indenture and the Notes shall bind its successors and permitted assigns. All agreements of the Trustee in the Indenture and this Supplemental Indenture shall bind its successors and permitted assigns.

SECTION 9.08. Counterparts. This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

SECTION 9.09. Business Days. If any payment is due on a day other than a Business Day, such payment may be made on the next succeeding Business Day with the same force and effect as if made on the date that the relevant payment was due, and no interest shall accrue for the intervening period.

SECTION 9.10. No Personal Liability. No director, officer, employee, incorporator, stockholder or partner, as such, past, present or future, of the Company, any of its successor corporations or any Subsidiary of the foregoing shall have any liability for any Obligations of the Company under the Notes or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

SECTION 9.11. Concerning the Trustee.

(1) In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

(2) Whenever in the administration of the Indenture or this Supplemental Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officers’ Certificate and/or Opinion of Counsel.

(3) Subject to Section 7.01 of the Indenture, if an Event of Default occurs and is continuing, the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by the Indenture or this Supplemental Indenture at the request or direction of any of the Holders pursuant to this Supplemental Indenture, unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to the Trustee in its sole discretion against any loss, liability, or expense which might be incurred by it in compliance with such request or direction.

(4) In no event shall the Trustee be responsible or liable for special, punitive, indirect or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(5) Except with respect to an Event of Default listed in clause (1) or (2) of Section 5.01, the Trustee shall not be deemed to have notice of any Default or Event of Default unless a Trust Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes, the Indenture and this Supplemental Indenture.

(6) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

(7) The Trustee may request that the Company deliver a certificate setting forth the names of individuals, direct dial telephone numbers, and titles of officers authorized at such time to take specified actions pursuant to the Indenture and this Supplemental Indenture.

(8) The Trustee may rely on and act in accordance with advice or an Opinion of Counsel without liability.

SECTION 9.12. Severability. In case any one or more of the provisions in this Supplemental Indenture or in the Notes shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

SECTION 9.13. FATCA. In order to comply with applicable tax laws, rules and regulations (inclusive of directives, guidelines and interpretations promulgated by competent authorities) in effect from time to time (“Applicable Law”) that a foreign financial institution, issuer, trustee, paying agent, holder or other institution is or has agreed to be subject to related to the Indenture and this Supplemental Indenture, the Company agrees (a) to provide to The Bank of New York Mellon upon its request information in the Company’s possession about applicable parties and/or transactions (including any modification to the terms of such transactions) so that The Bank of New York Mellon can determine whether it has tax related obligations under Applicable Law, and (b) that The Bank of New York Mellon shall be entitled to make any withholding or deduction from payments under the Indenture or this Supplemental Indenture to the extent necessary to comply with Applicable Law for which The Bank of New York Mellon shall not have any liability to the Company for its withholding or deduction from payment under the Indenture or this Supplemental Indenture to the extent necessary to comply with Applicable Law.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties to this Supplemental Indenture have caused it to be duly executed as of the day and year first above written.

LENNAR CORPORATION

By:	/s/ Richard Beckwitt
	Name:	Richard Beckwitt
	Title:	President

Authorized signatory for each of the Guarantors listed on Schedule I hereto

By:	/s/ Richard Beckwitt
	Name:	Richard Beckwitt
	Title:	Authorized Officer

THE BANK OF NEW YORK MELLON, as Trustee

By:	/s/ Latoya S. Elvin
	Name:	Latoya S. Elvin
	Title:	Vice President

EXHIBIT A

FORM OF NOTE

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS GLOBAL NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY, OR BY ANY SUCH NOMINEE OF THE DEPOSITARY, OR BY THE DEPOSITARY OR NOMINEE OF SUCH SUCCESSOR DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. REPRESENTATIVE OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE.

CUSIP No.: 526057 BY9

LENNAR CORPORATION

4.125% SENIOR NOTES DUE 2022

No. [●]	$[●]

Interest Rate: 4.125% per annum

Interest Payment Dates: January 15 and July 15, commencing July 15, 2017

Record Dates: January 1 and July 1

LENNAR CORPORATION, a Delaware corporation (the “Company,” which term includes any successor entities), for value received, promises to pay to or registered assigns, on January 15, 2022 (the “Maturity Date”), the principal amount of Dollars ($                ), together with interest thereon as hereinafter provided.

Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, Lennar Corporation has caused this instrument to be duly executed manually or by facsimile.

LENNAR CORPORATION

By:
Name:
Title:

Dated:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes described in the within-mentioned Indenture and Supplemental Indenture.

THE BANK OF NEW YORK MELLON, as Trustee

By:
Authorized Signatory

Dated:

LENNAR CORPORATION

4.125% SENIOR NOTES DUE 2022

Capitalized terms used herein and not defined herein have the meanings ascribed to them in the Indenture relating to the Notes, dated as of December 31, 1997 (as amended from time to time, the “Indenture”), between Lennar Corporation, a Delaware corporation (the “Company”), and The Bank of New York Mellon, as successor trustee (the “Trustee”), as amended and supplemented by the Supplemental Indenture described below.

1.	INTEREST

The Company promises to pay interest on the principal amount of this Note at the rate per annum set forth above. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the Issue Date. The Company shall pay interest semi-annually in arrears on each Interest Payment Date, commencing as of the Interest Payment Date referred to above, on the Maturity Date and upon redemption. Interest will be computed on the basis of a 360-day year of twelve 30-day months and, in the case of a partial month, the actual number of days elapsed.

Payments of the Redemption Price, Change of Control Payment, principal and interest that are not made when due will accrue interest per annum at the rate of interest borne by the Notes, plus 1%, from and including, the relevant payment date to, but excluding, the date on which such defaulted amounts shall have been paid by the Company in accordance with the Indenture.

2.	METHOD OF PAYMENT

Subject to the terms and conditions of the Supplemental Indenture, the Company shall (a) pay interest on the Notes (except defaulted interest) to the Persons who are the registered Holders of Notes at the close of business on the Record Date immediately preceding the Interest Payment Date even if the Notes are canceled, transferred or exchanged after such Record Date, and (b) make all other payments in respect of the Notes to the Persons who are registered Holders of Notes at the close of business on the Business Day preceding the Redemption Date or the Maturity Date, as the case may be. Holders must surrender Notes to a Paying Agent to collect such payments in respect of the Notes referred to in clause (b) of the preceding sentence. The Company shall pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may make the cash payments by check payable in such money.

3.	PAYING AGENT AND REGISTRAR

Initially, The Bank of New York Mellon, a New York banking corporation, shall act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice, other than notice to the Trustee. The Company or any of its Subsidiaries or any of their Affiliates may act as Paying Agent, Registrar or co-registrar.

4.	SUPPLEMENTAL INDENTURE

The Company is issuing the Notes under the Indenture, as amended and supplemented by the Thirteenth Supplemental Indenture, dated as of January 20, 2017 (as amended or supplemented, the “Supplemental Indenture”), among the Company, the Guarantors named therein and the Trustee. This Note is one of a duly authorized issue of Notes of the Company designated as its 4.125% Senior Notes due 2022 (the “Notes”). The Notes include the Notes to be issued on the Issue Date and any additional Notes issued under the Supplemental Indenture at any time thereafter, all of which Notes are treated as a single class of securities under the Indenture and the Supplemental Indenture.

The terms of the Notes include those stated in the Indenture and the Supplemental Indenture and those made part of the Indenture and the Supplemental Indenture by reference to the Trust Indenture Act of 1939 (the “TIA”), as in effect on the date of the Supplemental Indenture. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders of Notes are referred to the Indenture, the Supplemental Indenture and the TIA for a statement of such terms. Each Holder, by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture and the Supplemental Indenture, as the same may be amended from time to time in accordance with their respective terms.

The Notes are general unsecured, unsubordinated obligations of the Company in the aggregate principal amount of $600,000,000 to be issued on the Issue Date; provided, that, the Company may, without the consent of the Holders, issue additional Notes under the Supplemental Indenture at any time thereafter. Neither the Indenture nor the Supplemental Indenture limits other indebtedness of the Company.

5.	REDEMPTION AT THE OPTION OF THE COMPANY

No sinking fund is provided for the Notes. The Notes are redeemable as a whole, or in part, at any time and from time to time at the option of the Company. If the Company elects to redeem the Notes more than 90 days prior to the Maturity Date, the Redemption Price shall be equal to the greater of: (a) 100% of their principal amount; and (b) the present value of the Remaining Payments on the Notes being redeemed on the Redemption Date, discounted to the Redemption Date, on a semi-annual basis, at the Treasury Rate plus 50 basis points (0.50%). If the Company elects to redeem the Notes on or after the date that is 90 days prior to the Maturity Date, the Redemption Price shall be equal to 100% of their principal amount. In either case, the Company will also pay accrued interest on the principal amount of the Notes to be redeemed up to, but not including, the Redemption Date.

6.	NOTICE OF REDEMPTION AT THE OPTION OF THE COMPANY

Notice of redemption at the option of the Company shall be sent at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at the Holder’s registered address. If money sufficient to pay the Redemption Price of all Notes (or portions thereof) to be redeemed on the Redemption Date, together with all interest thereon accrued to but not including the Redemption Date, is deposited with the Paying Agent prior to or on the Redemption Date and the Paying Agent is not prohibited from paying such money to the

Holders pursuant to the terms of the Indenture and the Supplemental Indenture, interest ceases to accrue on such Notes or portions thereof beginning on such Redemption Date. Notes in denominations larger than $2,000 may be redeemed in part but only in integral multiples of $1,000; provided, that, the outstanding principal amount of the unredeemed portion of any such Note shall be equal to at least $2,000 after giving effect to such redemption.

7.	DENOMINATIONS; TRANSFER; EXCHANGE

The Notes are in registered form, without coupons, in denominations of $2,000 and integral multiples of $1,000 in excess thereof. A Holder may transfer Notes only in accordance with the Supplemental Indenture and the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any governmental taxes and fees required by law or permitted by the Supplemental Indenture. The Registrar need not transfer or exchange any Notes selected for redemption (except, in the case of a Note to be redeemed in part, the portion of the Note not to be redeemed) or any Notes for a period of 15 days before any selection of Notes to be redeemed.

8.	PERSONS DEEMED OWNERS

The registered Holder of this Note may be treated as the owner of this Note for all purposes.

9.	UNCLAIMED MONEY OR PROPERTY

The Trustee and the Paying Agent shall return to the Company upon written request any money or property held by them for the payment of any amount with respect to the Notes that remains unclaimed for two years; provided, that, the Trustee or such Paying Agent, before being required to make any such return, shall at the expense of the Company cause to be published once in a newspaper of general circulation in The City of New York or mail to each such Holder notice that such money or property remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication or mailing, any unclaimed money or property then remaining shall be returned to the Company. After return to the Company, Holders entitled to the money or property must look to the Company for payment as general creditors unless an applicable abandoned property law designates another Person, and all liability of the Trustee and Paying Agent with respect to the money or property will cease.

10.	AMENDMENT; WAIVER

Subject to certain exceptions set forth in the Indenture and the Supplemental Indenture, (i) the Supplemental Indenture or the Notes may be amended with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes at the time outstanding and (ii) certain defaults or noncompliance with certain provisions may be waived with the written consent of the Holders of a majority in aggregate principal amount of the Notes at the time outstanding. Subject to certain exceptions set forth in the Indenture and the Supplemental Indenture, without the consent of any Holder, the Company and the Trustee may amend the Supplemental Indenture or the Notes to cure any ambiguity, defect or inconsistency, to make any change that does not adversely affect the right of any Holder, to evidence the succession of another corporation to the Company (or successive successions) and the assumption by the successor corporation of the covenants, agreements and obligations of the Company, to add to the covenants of the Company such further covenants, restrictions or conditions as the Board of Directors shall consider to be for the benefit of the Holders of Notes, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions or conditions a Default or an Event of Default permitting the enforcement of all or any of the several remedies provided in the Supplemental Indenture and the Indenture, to evidence and provide for the acceptance of appointment hereunder of a successor Trustee with respect to the Notes, to modify, eliminate or add to the provisions of the Supplemental Indenture to such extent as shall be necessary for the Supplemental Indenture to comply with the TIA, or under any similar federal statute hereafter enacted, or to conform the text of the Indenture, the Supplemental Indenture, the Notes or any Guarantee of the Notes to any corresponding provisions of the “Description of Debt Securities” or Description of Notes” or similar provisions in any prospectus or prospectus supplement filed with the Securities and Exchange Commission in respect of the Notes, including the Prospectus dated October 3, 2014 and the Prospectus Supplement dated January 5, 2017.

11.	DEFAULTS AND REMEDIES

Under the Supplemental Indenture, Events of Default include (i) a default by the Company in the payment of any interest which continues for more than 30 days after the due date; (ii) a default by the Company in the payment of any principal or Redemption Price or Repurchase Price due with respect to the Notes; (iii) a default by the Company or any Restricted Subsidiary with respect to its obligation to pay Indebtedness for money borrowed by the Company or a Restricted Subsidiary (other than Non-Recourse Indebtedness), which default shall have resulted in the acceleration of, or be a failure to pay at final maturity, Indebtedness aggregating more than $50 million, and such acceleration does not cease to exist, or such Indebtedness is not satisfied, in either case, within 30 days after such acceleration; (iv) a failure to perform any other covenant or warranty of the Company in the Supplemental Indenture or in the Indenture, which continues for 60 days after written notice; (v) final judgments or orders are rendered against the Company or any Restricted Subsidiary which require the payment by the Company or any Restricted Subsidiary of an amount (to the extent not covered by insurance) in excess of $50 million and such judgments or orders remain unstayed or unsatisfied for more than 60 days and are not being contested in good faith by appropriate proceedings; (vi) the Company or any Significant Subsidiary (or group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary), pursuant to any Bankruptcy Law applicable to the Company or such Significant Subsidiary (or group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary): (A) commences a voluntary case; (B) consents to the entry of an order for relief against it or them in an involuntary case against it or them; (C) consents to the appointment of a Custodian of it or them or for any substantial part of its or their property; or (D) makes a general assignment for the benefit of its or their creditors; or (vii) a court of competent jurisdiction enters an order or decree under any applicable Bankruptcy Law: (A) for relief in an involuntary case against the Company or any Significant Subsidiary (or group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary); (B) appointing a Custodian of the Company or any Significant Subsidiary (or group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary) or for any substantial part of its or their respective property; or (C) ordering the winding up or liquidation of the Company or any Significant Subsidiary (or group of Subsidiaries that, taken as a whole, would constitute a Significant

Subsidiary); and the order or decree remains unstayed and in effect for 90 days. If an Event of Default occurs and is continuing, the Trustee, or the Holders of at least 25% in aggregate principal amount of the Notes at the time outstanding, may declare the outstanding principal of the Notes and any accrued and unpaid interest through the date of such declaration on all of the Notes to be immediately due and payable. The events of bankruptcy or insolvency described in clauses (vi) and (vii) above are Events of Default which shall result in the outstanding principal amount of all Notes being declared due and payable immediately upon the occurrence of such Events of Default.

Holders may not enforce the Supplemental Indenture, the Indenture or the Notes except as provided in the Indenture and the Supplemental Indenture. The Trustee may refuse to enforce the Indenture, the Supplemental Indenture and the Notes unless it receives indemnity or security satisfactory to it. Subject to certain limitations, conditions and exceptions, Holders of a majority in aggregate principal amount of the Notes at the time outstanding may direct the Trustee in its exercise of any trust or power, including the annulment of a declaration of acceleration. The Trustee may withhold from Holders notice of any continuing default (except a default in payment of amounts specified in clauses (i) and (ii) above) if it determines that withholding notice is in their interests.

12.	TRUSTEE DEALINGS WITH THE COMPANY

The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

13.	NO RECOURSE AGAINST OTHERS

A director, officer, employee, incorporator, stockholder or partner, as such, of the Company, any of the Company’s successor corporations or any Subsidiary of the foregoing shall not have any liability for any obligations of the Company under the Notes or the Supplemental Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

14.	GUARANTEES

This Note will be entitled to the benefits of certain Guarantees, if any, made for the benefit of the Holders. Reference is hereby made to the Supplemental Indenture for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Guarantors, the Trustee and the Holders.

15.	RANKING

The Notes shall be direct, unsecured obligations of the Company and shall rank pari passu in right of payment with all other unsecured and unsubordinated indebtedness of the Company. The Guarantees shall be direct, unsecured obligations of the Guarantors and shall rank pari passu in right of payment with all other unsecured and unsubordinated indebtedness of the Guarantors.

16.	AUTHENTICATION

This Note shall not be valid until an authorized officer of the Trustee manually signs the Trustee’s Certificate of Authentication set forth in this Note.

17.	ABBREVIATIONS

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TENANT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

18.	GOVERNING LAW

THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN THE INDENTURE, THE SUPPLEMENTAL INDENTURE AND THIS NOTE.

19.	CHANGE OF CONTROL

If a Change of Control Triggering Event occurs, unless the Company has exercised its option to redeem those Notes by notifying the Holders to that effect as described above, the Company shall make an offer (a “Change of Control Offer”) to each Holder of Notes to repurchase all or any part of that Holder’s Notes on the terms set forth below; provided, that, the Notes shall be repurchased in multiples of $1,000 and if any Holder elects to have less than all of its Notes repurchased by the Company, the unpurchased portion of the Notes shall be equal to $2,000 or an integral multiple of $1,000 in excess thereof. In a Change of Control Offer, the Company shall offer payment in cash equal to 101% of the aggregate principal amount of the Notes repurchased, plus accrued and unpaid interest, if any, on the Notes repurchased to the date of repurchase (a “Change of Control Payment”). Within 30 days following any Change of Control Triggering Event or, at the Company’s option, prior to any Change of Control, but after public announcement of the transaction that constitutes or may constitute the Change of Control, the Company shall send a notice to Holders, describing the transaction that constitutes or may constitute the Change of Control Triggering Event and offering to repurchase the Notes on the date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date that notice is sent, other than as may be required by law (a “Change of Control Payment Date”). The notice shall, if sent prior to the date of consummation of the Change of Control, state that the Change of Control Offer is conditioned on the Change of Control Triggering Event occurring on or prior to the applicable Change of Control Payment Date.

On each Change of Control Payment Date, the Company shall, to the extent lawful, accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer, deposit with the paying agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered, and deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being repurchased and that all conditions precedent provided for in the Indenture to the Change of Control Offer and to the repurchase by the Company of Notes pursuant to the Change of Control Offer have been complied with.

The Company shall not be required to make a Change of Control Offer upon the occurrence of a Change of Control Triggering Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by the Company and the third party repurchases all Notes properly tendered and not withdrawn under its offer.

The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any such securities laws or regulations conflict with the Change of Control Offer provisions herein, the Company will comply with those securities laws and regulations and shall not be deemed to have breached its obligations under the Change of Control Offer provisions herein and in the Indenture by virtue of any such conflict.

20.	COPY OF INDENTURE AND SUPPLEMENTAL INDENTURE

The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture and the Supplemental Indenture. Requests may be made to:

Lennar Corporation

700 N.W. 107th Avenue

Miami, Florida 33172

Attn: General Counsel

ASSIGNMENT FORM

If you, the Holder, want to assign this Note, fill in the form below and have your signature guaranteed:

I or we assign and transfer this Note to:

(Print or type name, address and

zip code and social security or

tax ID number of assignee)

and irrevocably appoint                                                          , agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Dated:	Signed:
(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:

Signature must be guaranteed by an “eligible guarantor institution,” that is, a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934.

EXHIBIT B

FORM OF GUARANTEE

GUARANTEE

For value received, each of the Persons named in Schedule I hereto (collectively, the “Guarantors”) hereby unconditionally guarantees, as principal obligor and not only as a surety, to the Holders of the 4.125% Senior Notes due 2022 (the “Notes”) of Lennar Corporation, a Delaware corporation (the “Company”), the cash payments in United States Dollars of any amounts due with respect to the Notes in the amounts and at the times when due and interest on all overdue amounts, to the extent lawful, and the payment or performance of all other obligations of the Company under the Indenture (as defined below) or the Notes, to the Holders and the Trustee (as defined below), all in accordance with and subject to the terms and limitations of the Notes, Article Eight of the Supplemental Indenture (as defined below) and this Guarantee. The validity and enforceability of this Guarantee shall not be affected by the fact that it is not affixed to any particular Note.

Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Indenture, dated as of December 31, 1997 (as amended from time to time, the “Base Indenture”), between the Company and The Bank of New York Mellon, as successor trustee (the “Trustee”), as amended and supplemented by the Thirteenth Supplemental Indenture, dated as of January 20, 2017, among the Company, the Guarantors named therein and the Trustee (as amended or supplemented from time to time, the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”).

The obligations of each of the Guarantors to the Holders of Notes and to the Trustee pursuant to this Guarantee and the Indenture are expressly set forth in Article Eight of the Supplemental Indenture and reference is hereby made to the Indenture for the precise terms of this Guarantee and all of the other provisions of the Indenture to which this Guarantee relates.

THIS GUARANTEE, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS GUARANTEE, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BUT OTHERWISE WITHOUT REGARD TO CONFLICT OF LAWS RULES THAT WOULD APPLY THE LAWS OF ANY OTHER JURISDICTION. Each of the Guarantors hereto agrees to submit to the jurisdiction of the courts of the State of New York sitting in the County of New York, or of the United States of America for the Southern District of New York in any action or proceeding arising out of or relating to this Guarantee.

This Guarantee is subject to suspension and release upon the terms set forth in the Supplemental Indenture.

The undersigned acknowledge that this Guarantee is subject to the TIA and each of the undersigned agrees to discharge its duties under the TIA.

IN WITNESS WHEREOF, each of the Guarantors listed on Schedule I hereto has caused this Guarantee to be duly executed.

Dated:

Authorized signatory for each of the Guarantors listed on Schedule I hereto

By:
Name:
Title:

SCHEDULE I

GUARANTORS

308 Furman, Ltd.

360 Developers, LLC

Ann Arundel Farms, Ltd.

Aquaterra Utilities, Inc.

Asbury Woods L.L.C.

Astoria Options, LLC

Autumn Creek Development, Ltd.

Aylon, LLC

Bainebridge 249, LLC

Bay Colony Expansion 369, Ltd.

Bay River Colony Development, Ltd.

BB Investment Holdings, LLC

BCI Properties, LLC

Bellagio Lennar, LLC

Belle Meade LEN Holdings, LLC

Belle Meade Partners, LLC

BPH I, LLC

Bramalea California, Inc.

Bressi Gardenlane, LLC

Builders LP, Inc.

Cambria L.L.C.

Cary Woods LLC

Casa Marina Development, LLC

Caswell Acquisition Group, LLC

Cherrytree II LLC

CL Ventures, LLC

Coco Palm 82, LLC

Colonial Heritage LLC

Concord Station, LLP

Coventry L.L.C.

CPFE, LLC

CP Red Oak Management, LLC

CP Red Oak Partners, Ltd.

Creekside Crossing, L.L.C.

Danville Tassajara Partners, LLC

Darcy-Joliet, LLC

DBJ Holdings, LLC

Durrell 33, LLC

DTC Holdings of Florida, LLC

Estates Seven, LLC

EV, LLC

Evergreen Village LLC

F&R Florida Homes, LLC

F&R QVI Home Investments USA, LLC

Fidelity Guaranty and Acceptance Corp.

FLORDADE LLC

Fox-Maple Associates, LLC

Friendswood Development Company, LLC

Garco Investments, LLC

Greystone Construction, Inc.

Greystone Homes of Nevada, Inc.

Greystone Nevada, LLC

Greywall Club L.L.C.

Hammocks Lennar LLC

Harveston, LLC

Haverton L.L.C.

HCC Investors, LLC

Heathcote Commons LLC

Heritage of Auburn Hills, L.L.C.

Hewitts Landing Trustee, LLC

Home Buyer’s Advantage Realty, Inc.

Homecraft Corporation

HTC Golf Club, LLC

Inactive Companies, LLC

Independence L.L.C.

Isles at Bayshore Club, LLC

Kendall Hammocks Commercial, LLC

Lakelands at Easton, L.L.C.

Lakeside Farm, LLC

LCD Asante, LLC

Legends Club, LLC

Legends Golf Club, LLC

LEN – Belle Meade, LLC

LEN – CG South, LLC

LEN – Palm Vista, LLC

LEN Paradise Cable, LLC

LEN Paradise Operating, LLC

Len Paradise, LLC

Lencraft, LLC

LenFive, LLC

LenFive Sub, LLC

LenFive Sub II, LLC

LenFive Sub III, LLC

LENH I, LLC

Len – Hawks Point, LLC

Lennar – BVHP, LLC

Lennar Aircraft I, LLC

Lennar Arizona, Inc.

Lennar Arizona Construction, Inc.

Lennar Associates Management, LLC

Lennar Associates Management Holding Company

Lennar Avenue One, LLC

Lennar Bridges, LLC

Lennar Buffington Colorado Crossing, L.P.

Lennar Buffington Zachary Scott, L.P.

Lennar Carolinas, LLC

Lennar Central Park, LLC

Lennar Central Region Sweep, Inc.

Lennar Central Texas, L.P.

Lennar Chicago, Inc.

Lennar Colorado Minerals LLC

Lennar Colorado, LLC

Lennar Commercial Investors, LLC

Lennar Communities, Inc.

Lennar Communities Development, Inc.

Lennar Communities Nevada, LLC

Lennar Communities of Chicago L.L.C.

Lennar Construction, Inc.

Lennar Courts, LLC

Lennar Developers, Inc.

Lennar Family of Builders GP, Inc.

Lennar Family of Builders Limited Partnership

Lennar Flamingo, LLC

Lennar Fresno, Inc.

Lennar Gardens, LLC

Lennar Georgia, Inc.

Lennar Greer Ranch Venture, LLC

Lennar Heritage Fields, LLC

Lennar Hingham Holdings, LLC

Lennar Hingham JV, LLC

Lennar Homes Holding, LLC

Lennar Homes NJ, LLC

Lennar Homes, LLC

Lennar Homes of Arizona, Inc.

Lennar Homes of California, Inc.

Lennar Homes of Tennessee, LLC

Lennar Homes of Texas Land and Construction, Ltd.

Lennar Homes of Texas Sales and Marketing, Ltd.

Lennar Imperial Holdings Limited Partnership

Lennar International Holding, LLC

Lennar International, LLC

Lennar Layton, LLC

Lennar Long Beach Promenade Partners, LLC

Lennar Lytle, LLC

Lennar Mare Island, LLC

Lennar Marina A Funding, LLC

Lennar Massachusetts Properties, Inc.

Lennar Middletown, LLC

Lennar Multifamily Communities, LLC

Lennar New Jersey Properties Inc.

Lennar New York, LLC

Lennar Northeast Properties, Inc.

Lennar Northeast Properties LLC

Lennar Northwest, Inc.

Lennar Pacific, Inc.

Lennar Pacific Properties, Inc.

Lennar Pacific Properties Management, Inc.

Lennar PI Acquisition, LLC

Lennar PI Property Acquisition, LLC

Lennar PIS Management Company, LLC

Lennar Point, LLC

Lennar Port Imperial South, LLC

Lennar Realty, Inc.

Lennar Reno, LLC

Lennar Rialto Investment LP

Lennar Riverside West, LLC

Lennar Riverside West Urban Renewal Company, L.L.C.

Lennar Sacramento, Inc.

Lennar Sales Corp.

Lennar Southland I, Inc.

Lennar Southwest Holding Corp.

Lennar Spencer’s Crossing, LLC

Lennar Texas Holding Company

Lennar Trading Company, LP

Lennar Ventures, LLC

Lennar West Valley, LLC

Lennar.com Inc.

Lennar/LNR Camino Palomar, LLC

Lennar-Lantana Boatyard, Inc.

LEN-Ryan I, LLC

Len-Verandahs, LLP

LH Eastwind, LLC

LH-EH Layton Lakes Estates, LLC

LHI Renaissance, LLC

LMC Malden Station Investor, LLC

LMI Glencoe Dallas Investor, LLC

LMI Lakes West Covina Investor, LLC

LMI Las Colinas Station, LLC

LMI Naperville Investor, LLC

LMI Park Central Investor, LLC

LMICS, LLC

LMI Contractors, LLC

LMI-JC Developer, LLC

LMI-JC, LLC

LMI-West Seattle, LLC

LNC at Meadowbrook, LLC

LNC at Ravenna, LLC

LNC Communities I, Inc.

LNC Communities II, LLC

LNC Communities III, Inc.

LNC Communities IV, LLC

LNC Communities V, LLC

LNC Communities VI, LLC

LNC Communities VII, LLC

LNC Communities VIII, LLC

LNC Pennsylvania Realty, Inc.

Long Beach Development, LLC

Lori Gardens Associates, L.L.C.

Lori Gardens Associates II, LLC

Lori Gardens Associates III, LLC

Lorton Station, LLC

LW D’Andrea, LLC

Madrona Ridge L.L.C.

Madrona Village L.L.C.

Madrona Village Mews L.L.C.

Majestic Woods, LLC

Mid-County Utilities, Inc.

Mission Viejo 12S Venture, LP

Mission Viejo Holdings, Inc.

Moffett Meadows Partners, LLC

NC Properties I, LLC

NC Properties II, LLC

North American Title Company, Inc.

North American Asset Development Corporation

Northbridge L.L.C.

Northeastern Properties LP, Inc.

OHC/Ascot Belle Meade, LLC

One SR, L.P.

Palm Gardens At Doral Clubhouse, LLC

Palm Gardens at Doral, LLC

Palm Vista Preserve, LLC

PD-Len Boca Raton, LLC

PD-Len Delray, LLC

PG Properties Holding, LLC

Pioneer Meadows Development, LLC

Pioneer Meadows Investments, LLC

POMAC, LLC

Prestonfield L.L.C.

Providence Lakes, LLP

PT Metro, LLC

Raintree Village, L.L.C.

Raintree Village II L.L.C.

Renaissance Joint Venture

Reserve @ Pleasant Grove II LLC

Reserve @ Pleasant Grove LLC

Reserve at River Park, LLC

Reserve at South Harrison, LLC

Rivendell Joint Venture

Rivenhome Corporation

RMV, LLC

Rutenberg Homes, Inc.

Rutenberg Homes of Texas, Inc.

Rye Hill Company, LLC

S. Florida Construction, LLC

S. Florida Construction II, LLC

S. Florida Construction III, LLC

San Lucia, LLC

Santa Ana Transit Village, LLC

Savannah Development, Ltd.

Savell Gulley Development, LLC

Scarsdale, LTD

Schulz Ranch Developers, LLC

Seminole/70th, LLC

Siena at Old Orchard, LLC

South Development, LLC

Southbank Holding, LLC

Spanish Springs Development, LLC

St. Charles Active Adult Community, LLC

Stoney Corporation

Stoney Holdings, LLC

Stoneybrook Clubhouse, Inc.

Stoneybrook Joint Venture

Strategic Holdings, Inc.

Strategic Technologies, LLC

Summerfield Venture L.L.C.

Summerwood L.L.C.

SunStreet Energy Group, LLC

TCO QVI, LLC

Temecula Valley, LLC

Terra Division, LLC

The Baywinds Land Trust

The Bridges at Rancho Santa Fe Sales Company, Inc.

The Bridges Club at Rancho Santa Fe, Inc.

The LNC Northeast Group, Inc.

The Preserve at Coconut Creek, LLC

Treasure Island Holdings, LLC

Treviso Holding, LLC

U.S. Home Corporation

U.S. Home of Arizona Construction Co.

U.S. Home Realty, Inc.

U.S.H. Los Prados, Inc.

U.S.H. Realty, Inc.

USH Equity Corporation

USH – Flag, LLC

USH LEE, LLC

USH Woodbridge, Inc.

UST Lennar Collateral Sub, LLC

UST Lennar GP PIS 10, LLC

UST Lennar GP PIS 7, LLC

UST Lennar HW Scala SF Joint Venture

Valencia at Doral, LLC

Vineyard Point 2009, LLC

WCP, LLC

West Chocolate Bayou Development, LLC

West Lake Village, LLC

West Seattle Project X, LLC

West Van Buren L.L.C.

Westchase, Inc.

Willowbrook Investors, LLC

Woodbridge Multifamily Developer I, LLC

Wright Farm, L.L.C.